Exhibit 10.4

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING STATEMENT

Dated as of March 12, 2015
From
TRT LeaseCo, LLC
(the “Grantor”)
To

MALCOLM MORRIS, as Deed of Trust Trustee
(the “Trustee”)
for the benefit of

WELLS FARGO BANK NORTHWEST, N.A., as trustee
(the “Beneficiary”)

BNSF Railway Company	This instrument was

2264 Texas Highway 146	prepared by and when recorded

City of Dayton	return to:

County of Liberty, Texas	James R. Nelson, Esq.
Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603

Exhibit 10.4

Exhibit 10.4

Exhibit 10.4

Section 7.2. Trustee’s Fees	56
Section 7.3. Certain Rights	56
Section 7.4. Retention of Money	56
Section 7.5. Perfection of Appointment	57
Section 7.6. Succession Instruments	57
57
Section 8. State Specific Provisions	58

Signature Page	59

ATTACHMENTS TO THE DEED OF TRUST:

Exhibit A - Legal Description of Real Property

ADDENDUM A - State Specific Provisions

Exhibit 10.4

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING STATEMENT dated as of March 12, 2015 (the “Deed of Trust”), from TRT LEASECO, LLC, a limited liability company organized under the laws of the State of Delaware (the “Grantor”), having its principal office at c/o BNSF-Delpres Investments, Ltd., 100 Sheppard Avenue East, Suite 502, Toronto, ON M2N 6N5, Canada, to Malcolm Morris, as Deed of Trust Trustee (the “Trustee”) whose address is 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, for the benefit of Wells Fargo Bank Northwest, N.A., as trustee, as trustee under that certain Pass-Through Trust Agreement and Declaration of Trust dated as of March 12, 2015 (the “Beneficiary”), whose address is 299 S. Main Street, 5th Floor, MAC: U1228-051, Salt Lake City, Utah 84111.
This Deed of Trust is also a Security Agreement and financing statement under the Uniform Commercial Code of the State of Texas and in compliance therewith the following information is set forth:
1.    The names and addresses of the Debtor and Secured Party are:

Debtor:
TRT LeaseCo, LLC
c/o BNSF-Delpres Investments, Ltd.
100 Sheppard Avenue East, Suite 502
Toronto, ON M2N 6N5
Canada
Attention: Larry Krauss

Secured Party:
Wells Fargo Bank Northwest, N.A., as trustee
299 S. Main Street, 5th Floor
MAC: U1228-051
Salt Lake City, Utah 84111
Attention: Corporate Trust Lease Group
2.    The property covered by this Security Agreement and financing statement is described in the Granting Clauses hereof.
3.    Some or all of the fixtures, equipment and other property described herein are or may become fixtures.
4.    The Debtor is the record owner of the real estate described in Exhibit A attached hereto and made a part hereof.
RECITALS
A.    The Grantor and the Beneficiary have executed and delivered the Note Purchase Agreement dated as of March 12, 2015 (as amended, supplemented, restated or otherwise modified, the “Note Purchase Agreement”) providing for the commitment of the Beneficiary to purchase the 4.07% Senior Secured Note, due May 15, 2034 (the “Note”) of the Grantor in the principal amount of $182,666,908.56, to be dated the date of issue, expressed to bear interest from the date of issue until maturity at the rate of 4.07% per annum and will amortize as set forth in the amortization schedule attached thereto. Interest on the Note will be computed on the basis of a 360-day year of twelve 30-day months.
B.    The Grantor has leased the Property described in Granting Clause First below to BNSF Railway Company, a corporation organized under the laws of the State of Delaware (the “Tenant”), under and pursuant to the terms of that certain Lease dated June 1, 2014 (such Lease as it may heretofore or hereafter be amended, supplemented or modified and any replacement thereof is herein referred to as the “Lease”) and is assigning all of its right, title and interest in and to the Lease to the Beneficiary pursuant to this Deed of Trust and that certain Assignment of Leases and Rents dated as of March 12, 2015 from the Grantor to the Beneficiary (the “Assignment of Leases and Rents”).
C.    The Note, as may be amended from time to time, and all principal thereof, premium, if any, and interest thereon and all additional amounts and other sums at any time due and owing from, and required to be paid by the Grantor under the terms of the Note, the Note Purchase Agreement, this Deed of Trust and the other Operative Agreements (as defined herein) are collectively hereinafter sometimes referred to as the “Indebtedness Hereby Secured.”

Exhibit 10.4

D.    The Grantor is duly authorized under all applicable provisions of law and its Organizational Documents (as defined herein) to issue the Note, to execute and deliver this Deed of Trust and to mortgage, convey and assign the Granted Property (as defined herein) to the Beneficiary as security for the Indebtedness Hereby Secured and all action and all consents, approvals and other authorizations and all other acts and things necessary to make this Deed of Trust the valid, binding and legal instrument for the security of the Indebtedness Hereby Secured have been done and performed.
NOW, THEREFORE, THIS DEED OF TRUST WITNESSETH: That the Grantor, in consideration of the premises, the purchase and acceptance of the Note by the Beneficiary and of the sum of Ten Dollars received by the Grantor from the Beneficiary and other good and valuable consideration, receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on the Note according to its tenor and effect, and to secure the payment of all other Indebtedness Hereby Secured and the performance and observance of all the covenants, agreements and conditions contained in or incorporated by reference into the Note, this Deed of Trust, the Note Purchase Agreement or the other Operative Agreements, the Grantor does hereby grant, warrant, mortgage, assign, pledge, sell, demise, bargain, convey, transfer, set over and hypothecate unto the Trustee for the benefit of the Beneficiary, its successors and assigns, forever, With Power of Sale, to the extent permitted by law, and grants to the Trustee for the benefit of the Beneficiary, its successors and assigns, forever, a security interest in and to all and singular the following described properties, rights, interest and privileges and all of the Grantor’s estate, right, title and interest therein, thereto and thereunder (all of which properties, rights, interests and privileges hereby mortgaged, assigned, pledged and hypothecated or intended so to be are hereinafter collectively referred to as the “Granted Property”):
GRANTING CLAUSE FIRST
THE PROPERTY
The parcel of land in County of Liberty, City of Dayton, State of Texas, described in Exhibit A attached hereto and made a part hereof, together with the entire interest of the Grantor in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon such land, including all right, title and interest of the Grantor, if any, in and to all building material, building equipment and fixtures of every kind and nature whatsoever on said land or in any building, structure or improvement now or hereafter standing on said land which are classified as fixtures under applicable law and which are used in connection with the operation, maintenance or protection of said buildings, structures and improvements as such (including, without limitation, all boilers, air conditioning, ventilating, plumbing, heating, lighting and electrical systems and apparatus, all communications equipment and intercom systems and apparatus, all sprinkler equipment and apparatus and all elevators and escalators) and the reversion or reversions, remainder or remainders, in and to said land, and together with the entire interest of the Grantor in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances to said land, belonging or in anywise appertaining thereto, including, without limitation, the entire right, title and interest of the Grantor in, to and under any streets, ways, alleys, gores or strips of land adjoining said land, and all claims or demands whatsoever of the Grantor either in law or in equity, in possession or expectancy, of, in and to said land, it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described, which is now owned or is hereafter acquired by the Grantor and is affixed or attached or annexed to said land, shall be and remain or become and constitute a portion of said land and the security covered by and subject to the lien of this Deed of Trust, together with all accessions, parts and appurtenances appertaining or attached thereto and all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all thereof, and together with all rents, income, revenues, awards, issues and profits thereof, and the present and continuing right to make claim for, collect, receive and receipt for any and all of such rents, income, revenues, awards, issues and profits arising therefrom or in connection therewith (collectively, the “Property”).
GRANTING CLAUSE SECOND
THE LEASE, THE OTHER LEASES, TENTS AND LEASE GUARANTIES
The Lease, the Other Leases (defined below), if any, and all of the Grantor’s estate, right, title, interest, claim and demand as landlord in, to and under the Lease and the Other Leases, including all extensions and renewals of the term thereof, and all existing or future amendments, supplements or modifications of the Lease and the Other Leases (and to any short memorandum form of the Lease and the Other Leases executed for recording purposes), together with all rights, powers, privileges, options and other benefits of the Grantor, if any, in, to and under the Lease Guaranties (as defined herein), if any, and all rights, powers, privileges, options and other benefits of the Grantor as landlord under the Lease and the Other Leases, including, without limitation, (a) the immediate and continuing right (whether or not an Event of Default under this Deed of Trust shall have occurred and be

Exhibit 10.4

continuing) to receive and collect all rents (whether as fixed rent, basic rent, percentage rent, additional rent or otherwise), income, revenues, issues, profits, insurance proceeds, condemnation awards, bankruptcy claims, liquidated damages, purchase price proceeds and other payments, tenders and security payable to or receivable by the landlord under the Lease and the Other Leases; (b) if the Tenant exercises any right, or shall be required, to purchase the Granted Property or the landlord’s interest therein, the right and power (such power and right being coupled with an interest) to execute and deliver as agent and attorney‑in‑fact of the landlord under the Lease and the Other Leases, an appropriate deed or other instruments of transfer necessary or appropriate for the conveyance and transfer to the purchaser of the Granted Property or the portion thereof being so purchased, and all interest of the landlord therein and to perform in the name and for and on behalf of the landlord, as such agent and attorney‑in‑fact, any and all other necessary or appropriate acts with respect to any such purchase, conveyance and transfer; (c) the right to make all waivers, consents and agreements; (d) the right to give and receive copies of all notices and other instruments or communications; (e) the right to take such action upon the occurrence of an event of default or default under the Lease, the Other Leases and the Lease Guaranties, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease, the Other Leases, the Lease Guaranties, or by law; and (f) the right to do any and all other things whatsoever which the Grantor or any landlord is or may be entitled to do under the Lease, the Other Leases and the Lease Guaranties, or by law.
GRANTING CLAUSE THIRD
CONDEMNATION AWARDS
All of the right, title and interest of the Grantor in and to any award or awards or settlements or payments heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of the Granted Property, including without limitation any award or awards, or settlements or payments, hereafter made resulting from (i) condemnation proceedings or the taking of the Granted Property, or any part thereof, under the power of eminent domain; or (ii) the alteration of grade or the location or the discontinuance of any street adjoining the Granted Property or any portion thereof, or (iii) any other injury to or decrease in value of the Granted Property; and the Grantor hereby agrees to execute and deliver from time to time such further instruments as may be requested by the Beneficiary to confirm such assignment to Beneficiary of any such award, damage, payment or other compensation.
GRANTING CLAUSE FOURTH
PERSONAL PROPERTY
All tangible and intangible personal property now owned or at any time hereafter acquired by the Grantor of every nature and description, and used in any way in connection with the Granted Property, or any other portion of the same, including, without limitation, all inventory; goods; materials; supplies; equipment; furnishings; fixtures; accounts; accounts receivable; chattel paper; documents; instruments; investment property; money; bank accounts (including, without limitation, the Escrow Reserves (as defined in the Escrow and Servicing Agreement (as defined herein)) and any accounts or reserves held by Beneficiary or by the Escrow Agent (as defined herein) under the terms of the Escrow and Servicing Agreement); deposit accounts; security deposits; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights, plans and specifications; permits, licenses and general intangibles; the rights of the Grantor under contracts, with respect to the Granted Property or any portion thereof; signs, brochures, advertising and good will; and all roof warranties and all other construction warranties and guaranties whether for materials, workmanship or services.
GRANTING CLAUSE FIFTH
OTHER AND AFTER-ACQUIRED PROPERTY
Any and all moneys and other property (including each amendment or supplement to any and all instruments included in the Granted Property) which may from time to time, by delivery to the Trustee or the Beneficiary or by any instrument, including this Deed of Trust, be subjected to the lien hereof by the Grantor or by anyone on the behalf of the Grantor or with the consent of the Grantor, or which may come into the possession or be subject to the control of the Trustee or the Beneficiary pursuant to this Deed of Trust, or pursuant to any instrument included in the Granted Property, it being the intention of the Grantor and the Beneficiary and it being hereby agreed by them that all property hereafter acquired by the Grantor and required to be subjected to the lien of this Deed of Trust or intended so to be shall forthwith upon the acquisition thereof by the Grantor be as fully embraced

Exhibit 10.4

within the lien of this Deed of Trust as if such property were now owned by the Grantor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto.
GRANTING CLAUSE SIXTH
PROCEEDS
All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds of insurance and condemnation awards and payments and all products, additions, accessions, substitutions and replacements of any of the foregoing.
Subject, however, as to all property or rights in property at any time subject to the lien hereof (whether now owned or hereafter acquired), to the following:
(a)    The agreement of the parties hereto that any and all improvements, trade fixtures, signs, furniture, furnishings, equipment, machinery or other tangible or intangible personal property located on the Granted Property not owned by the Grantor, whether or not classified as fixtures under applicable law, are expressly excluded from the lien and security interest created by this Deed of Trust, and that the same shall in no instance be deemed to be encompassed within the term “Granted Property”;
(b)    The Permitted Encumbrances, as defined in Section 1 hereof; and
(c)    Excepted Rights.
TO HAVE AND TO HOLD the Granted Property unto the Trustee for the benefit of the Beneficiary and its successors and assigns, in fee simple title forever, with the purpose of securing performance of each agreement, covenant and warranty of the Grantor contained in the Operative Agreements and payment of all Indebtedness Hereby Secured.
IN TRUST, NEVERTHELESS, WITH POWER OF SALE (to the extent permitted by law), upon the terms and trusts herein set forth for the benefit and security of all present and future holders of the Indebtedness Hereby Secured in accordance with its terms and all other sums payable hereunder or under the Note, and for the performance and observance of the Note and this Deed of Trust, all as herein set forth.
PROVIDED, NEVERTHELESS, and these presents are upon the express condition that if the Grantor performs the covenants herein contained and pays to the Beneficiary, its successors or assigns, the full amount of all Indebtedness Hereby Secured, the estate, right and interest of the Beneficiary in the property hereby conveyed shall cease and this Deed of Trust shall become null and void, but otherwise to remain in full force and effect.
It is agreed and understood by the parties hereto that:
1.    This Deed of Trust is intended to and shall constitute security for the entire Indebtedness Hereby Secured.
2.    Any part of the security herein described, and any security described in any other mortgage, assignment of lease or other instrument now or hereafter given to secure the indebtedness which is secured by this Deed of Trust, may be released by the Beneficiary without affecting the lien hereof on the remainder.
3.    The Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Granted Property marshalled upon any foreclosure of the lien hereof, or to have the Granted Property hereunder and the property covered by any other mortgage or assignment of lease securing the Note marshalled upon any foreclosure of any of said mortgages or assignments of leases, and agrees that any court having jurisdiction to foreclose such lien may order the Granted Property sold as an entirety.
4.    Upon the occurrence of an Event of Default hereunder, the Beneficiary has, among other things, the right to foreclose on the Granted Property and dispose of the same. To the extent permitted by law, the Beneficiary’s

Exhibit 10.4

deed or other instrument of conveyance, transfer or release (which, if permitted by law, may be in the name of the Beneficiary or as attorney for the Grantor and the Beneficiary hereby is irrevocably appointed) shall be effective to convey and transfer to the grantee an indefeasible title to the property covered thereby, discharged of all rights of redemption by the Grantor or any person claiming under it, and to bar forever all claims by the Grantor or the said Beneficiary to the property covered thereby and no grantee from the Beneficiary shall be under any duty to inquire as to the authority of the Beneficiary to execute the same, or to see to the application of the purchase money.
5.    The assignment made under Granting Clause Second and Section 2.18 hereof is executed as a present, unconditional and absolute assignment and not merely as collateral security, and the execution and delivery of this Deed of Trust shall not in any way impair or diminish any obligations of the Grantor as landlord under the Lease nor impair, affect or modify any of the terms and conditions of the Note or the Note Purchase Agreement, nor shall any of such obligations be imposed upon the Trustee or the Beneficiary, including but not limited to collecting rentals or enforcing performance by the Tenant. Without limiting the generality of the foregoing, the Beneficiary shall not be obligated to perform or discharge, nor does the Beneficiary hereby undertake to perform or discharge, any obligation, duty or liability under the Lease, or under or by reason of this Deed of Trust; and it is further understood and agreed that this Deed of Trust shall not operate to place responsibility for the control, care, management or repair of the Granted Property upon the Beneficiary, nor for the carrying out of any of the terms and conditions of the Lease, nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Granted Property by the Tenant or any other parties, or for any dangerous or defective condition of the Granted Property, or for any negligence of the management, upkeep, or repair or control of the Granted Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. The Beneficiary may, at its option, although it shall not be obligated to do so, after giving written notice to the Tenant and the Grantor, perform any Lease covenant for and on behalf of the Grantor and may recover any money advanced, for any such purpose from the Grantor on demand, with interest at the Default Rate (as defined herein) (or at the maximum rate permitted by applicable law, whichever is less) from date of advancement. Upon the payment of the principal of (and premium, if any) and all interest on the Note and of all other sums payable on the Note or under the Note Purchase Agreement or this Deed of Trust or any other Operative Agreement and the performance and observance of the provisions thereof, this Deed of Trust shall cease and terminate and all the estate, right, title, interest, claim and demand of the Grantor under the Lease in and to the above‑described assigned property shall revert to the Grantor under the Lease, and the Beneficiary shall at the request of the Grantor deliver to the Grantor an instrument cancelling the assignment of Lease set forth in this Deed of Trust and reassigning the above-described assigned property to the Grantor.
6.    The Grantor does hereby irrevocably constitute and appoint the Beneficiary, its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acceptance for any and all rents, income and other sums which are assigned under the Granting Clauses of this Deed of Trust with full power to sue for, settle, adjust or compromise any claim thereunder as surely as the Grantor could itself do and to endorse the name of the Grantor on all commercial paper given in payment or in part payment thereof, and in its discretion to file any claim or take any other action or proceedings either in its own name or in the name of the Grantor or otherwise, which the Beneficiary may deem necessary or appropriate to protect and preserve the right, title and interest of the Beneficiary in and to such rents and other sums and the security intended to be afforded by this Deed of Trust.

SECTION 1.	DEFINITIONS.
The following terms shall have the following meanings for all purposes of this Deed of Trust (any capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Note Purchase Agreement):

“Acceptable Rating Agency” shall mean a nationally recognized statistical rating organization that is also an Acceptable Rating Organization as recognized by the National Association of Insurance Commissioners for rating transactions of the type evidenced by the Operative Agreements, the Trust Agreement, the Trust Certificates and the Certificate Purchase Agreement (as defined in the Trust Agreement).
“Active Rating Agency” shall mean, at any time, the Acceptable Rating Agency that is then rating the Trust Certificates, which as of the Closing Date is Egan-Jones Ratings Company, Inc.
“Affiliate” of any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and any immediate family member of such specified Person and their Affiliates. For the purposes of this definition, “control” when used with respect to any specified Person means the power

Exhibit 10.4

to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Assignment of Leases and Rents” is defined in Recital B hereto.
“Bankruptcy Claims” is defined in Section 2.18(a) of this Deed of Trust.
“Bankruptcy Code” is defined in Section 2.18(a) of this Deed of Trust.
“Beneficiary” shall mean Wells Fargo Bank Northwest, N.A., as trustee under that certain Pass‑Through Trust Agreement and Declaration of Trust dated as of March 12, 2015 and its successors and assigns.
“Closing Date” is defined in the Note Purchase Agreement.
“Competing Facility” means a rail car storage, intermodal or railroad facility within ten (10) miles of the Property.
“Default” shall mean any event which would constitute an Event of Default if any requirement in connection therewith for the giving of notice, or the lapse of time, or the happening of any further condition, event or action had been satisfied.
“Default Rate” shall mean 6.07% per annum.
“Environmental Legal Requirement” shall mean any applicable local, state or federal law, statute, ordinance, rule or regulation relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, transportation, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to such law, statute, ordinance, rule or regulation, in each case applicable to the property of the Grantor and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right‑to‑Know Act of 1986, the Hazardous Materials Transportation Act, the Solid Waste Disposal Act, all as amended, and any local, state or federal laws, statutes, ordinances, rules or regulations addressing similar matters, and any local, state or federal law, statute, ordinance, rule or regulation providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any local, state or federal nuisance law, statute, ordinance, rule or regulation.
“Environmental Liability Insurer” shall mean the issuer of the Environmental Liability Policy, its successors and assigns.
“Environmental Liability Policy” is defined in Section 2.15(a)(iv).
“Escrow Agent” shall mean Wells Fargo Bank Northwest, N.A., as Escrow Agent under the Escrow and Servicing Agreement, and its successors and assigns.
“Escrow and Servicing Agreement” shall mean that certain Escrow and Servicing Agreement dated as of the date hereof among the Grantor, the Beneficiary and the Escrow Agent.
“Escrow Shortfall” is defined in the Escrow and Servicing Agreement.
“Event of Default” shall mean any events specified in Section 5.1 hereof including all notice, cure and grace periods.
“Event of Loss” with respect to the Granted Property shall mean any condemnation described in the Lease.
“Excepted Rights” shall mean the Grantor’s right prior to the occurrence of a Default or an Event of Default, but not to Beneficiary’s exclusion (1) to receive from the Tenant certificates and other documents and information that the Tenant is required

Exhibit 10.4

to give or furnish to the Grantor in accordance with the Lease, (2) to inspect the Granted Property and all records relating thereto, and (3) to demand performance or observance by the Tenant under the Lease of the applicable terms, conditions and agreements of the Lease as allowed by law, equity, or the Lease; provided, however, the Grantor may not (X) accelerate payment of Rent, or (Y) give any notice, sue or pursue any remedy or take any action under the Lease that might have the effect of (A) terminating the Lease, (B) dispossessing the Tenant, (C) declaring the Lease forfeited or terminated, (D) reducing any of the Tenant's obligations under the Lease, or (E) adversely affecting the rights of the Grantor as landlord under the Lease, the value of the Granted Property or the rights or interests of Beneficiary under the Operative Agreements, without in each instance Beneficiary’s prior written consent which Beneficiary may grant or withhold in its sole discretion.
“Existing Guarantors” shall mean the parties acting as guarantors or indemnitors under the Indemnity and Guaranty Agreement.
“Existing Owner” is defined in Section 2.3(h) of this Deed of Trust.
“Granted Property” is defined in the Recitals hereto.
“Grantor” shall mean not only TRT LeaseCo, LLC, but also its successors and assigns.
“Hazardous Material” shall mean any hazardous, toxic or harmful chemical, substance, waste, material, byproduct, pollutant, contaminant, compound or product, including without limitation, asbestos, polychlorinated byphenyls, petroleum products (including crude oil or any fraction thereof), flammable explosives, radioactive materials, mold, mildew, infectious substances or raw materials which include hazardous constituents and any other substance or material the exposure, use, disposal or handling of which is regulated by any Environmental Legal Requirement.
“Improvements” means all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon the land described on Exhibit A hereto.
“Indebtedness” of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) rents payable by such Person under all leases (whether or not capitalized on the books of such Person in accordance with generally accepted accounting principles) having a fixed term of one year or more from the original date or which are renewable or extendible by the lessee for a period or periods aggregating one year or more from the original date, (c) all indebtedness, obligations and liabilities secured by any lien existing on property owned by such Person subject to such lien, whether or not such indebtedness, obligations or liabilities have been assumed, and (d) all guarantees (whether by discount or otherwise), endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, or otherwise acquire, or become liable upon or in respect of, the indebtedness, obligations or liabilities of any Person or other entity whether or not reflected in the balance sheet of such Person.
“Indebtedness Hereby Secured” is defined in Recital C hereto.
“Indemnified Liabilities” is defined in Section 2.24 of this Deed of Trust.
“Indemnity and Guaranty Agreement” shall mean that certain Indemnity and Guaranty Agreement dated as of March 12, 2015 from the Existing Guarantors in favor of the Beneficiary.
“Investment Grade” means a long term debt rating of Baa3 or better from Moody’s, BBB- or better from S&P, and BBB low or better from DBRS or any equivalent rating from another NRSRO.
“Investment Grade Rating” means a long term debt rating on the Note that is Investment Grade from an NRSRO.  For purposes of determining whether the Grantor has obtained an Investment Grade Rating, if at any time the Grantor holds ratings from (a) two NRSROs, then the lower of such two ratings shall be used, and (b) three or more NRSROs, then the second lowest of such ratings shall be used.

Exhibit 10.4

“Lease” is defined in Recital B hereto.
“Lease Assignment” shall mean the assignment of the Lease, the Other Leases, the Lease Guaranties and Rents set forth in Granting Clause Second and Section 2.18 of this Deed of Trust.
“Lease Guarantor” is defined in Section 2.18(a) of this Deed of Trust.
“Lease Guaranty” is defined in Section 2.18(a) of this Deed of Trust.
“Loan” is defined in Section 6.12 of this Deed of Trust.
“Make-Whole Amount” means, with respect to the Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal plus fifty (50) basis points, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to the Note, the principal of such Note that is to be prepaid pursuant to Section 2.12 of this Deed of Trust or has become or is declared to be immediately due and payable pursuant to Section 5.2 of this Deed of Trust, as the context requires.
“Discounted Value” means, with respect to the Called Principal of the Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of the Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX‑1” on the Bloomberg Financial Markets (or such other display as may replace Page PX-1 on the Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond‑equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one‑twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of the Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.12 of this Deed of Trust or Section 5.2 of this Deed of Trust.
“Settlement Date” means, with respect to the Called Principal of the Note, the date on which such Called Principal is to be prepaid pursuant to Section 2.12 of this Deed of Trust or has become or is declared to be immediately due and payable pursuant to Section 5.2 of this Deed of Trust, as the context requires.

Exhibit 10.4

“Management Agreement” is defined in Section 2.14(e) of this Deed of Trust.
“Maturity Date” shall mean May 15, 2034.
“Moody’s” means Moody’s Investors Service, Inc., or if applicable its successor.
“Non-Recourse Person” is defined in Section 6.10 of this Deed of Trust.
“Note” is defined in Recital A hereto.
“Note Purchase Agreement” is defined in Recital A hereto.
“NRSRO” means a Nationally Recognized Statistical Rating Organization so designated by the Securities Exchange Commission whose status has been confirmed by the Securities Valuation Office of the National Association of Insurance Commissioners.
“Operative Agreements” shall mean, collectively, the Note Purchase Agreement, the Lease, the Assignment of Leases and Rents, this Deed of Trust, the Indemnity and Guaranty Agreement, the SNDA Agreement, the Escrow and Servicing Agreement, and the Note (each as amended, supplemented, restated or otherwise modified in accordance with its respective terms).
“Organizational Documents” of any entity shall mean (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state law) and the by-laws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, (d) in the case of a trust, the certificate of formation (if applicable) and the trust agreement for such trust, and (e) any equivalent documents, to the foregoing under the State law where such entity was organized or formed, each as amended or amended and restated, and in effect from time to time.
“Other Leases” is defined in Section 2.18(a) of this Deed of Trust.
“Permitted Encumbrances” shall mean the liens described in clauses (a) through (i) of Section 2.17 of this Deed of Trust.
“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization.
“Personal Property” shall mean the personal property described in Granting Clause Fourth of this Deed of Trust.
“Rents” is defined in Section 2.18(a) of this Deed of Trust.
“Restoration” is defined in Section 4.1 of this Deed of Trust.
“Restoration Funds” is defined in Section 4.1 of this Deed of Trust.
“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or if applicable its successor.
“Secondary Market Transaction” is defined in Section 6.12 of this Deed of Trust.
“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
“SNDA Agreement” shall mean the Subordination, Non‑Disturbance and Attornment Agreement among the Beneficiary, the Tenant and the Grantor.
“Special Risk Insurer” shall mean the issuer of the Special Risk Policy, its successors and assigns.
“Special Risk Policy” is defined in Section 2.15(a)(iii).

Exhibit 10.4

“Subsidiary” shall mean any Person of which more than 50% (by number of votes) of the Voting Interest is owned and controlled by the Grantor and/or one or more Persons which are Subsidiaries of the Grantor.
“Successor Grantor” is defined in Section 2.3(g) of this Deed of Trust.
“Successor Indemnitor” is defined in Section 2.3(g) of this Deed of Trust.
“Successor Owner” is defined in Section 2.3(h) of this Deed of Trust.
“Taxes” is defined in Section 2.16 of this Deed of Trust.
“Tenant” shall mean not only BNSF Railway Company, a Delaware corporation, but also its successors and assigns.
“Trust Agreement” shall mean that certain Pass-Through Trust Agreement and Declaration of Trust dated as of March 12, 2015 by Wells Fargo Bank Northwest, N.A., as trustee, relating to the transactions cintemplated in the Operative Agreements.
“Trust Certificates” is defined in the Trust Agreement.
“Trustee” shall mean Malcolm Morris, and any successor thereto appointed pursuant to Section 6.7 of this Deed of Trust, to the extent required by law to permit the exercise of any remedies pursuant to Section 5.2 of this Deed of Trust and for any other purpose hereunder shall mean the Beneficiary.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Texas, as amended.
“Voting Interest” shall mean Securities or equity ownership interest of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

SECTION 2.	GENERAL COVENANTS AND WARRANTIES.
From and after the Closing Date (as defined in the Note Purchase Agreement) and continuing so long as the Indebtedness Hereby Secured, remains unpaid, the Grantor covenants that:
Section 2.1.    Office for Notices. The Grantor will keep an office at c/o CRIC2 Funds, LLC 29 Commonwealth Avenue, 8th Floor, Boston, Massachusetts 02116 where notices, presentations and/or demands to or upon the Grantor in respect of said Note or this Deed of Trust may be given or made, until such time as the Grantor shall so notify the Beneficiary in writing of any change of location of such office.
Section 2.2.    Maintenance of Existence, Rights. The Grantor will at all times preserve and keep in full force and effect its existence and will obtain and maintain in full force and effect all franchises, privileges, rights, licenses and permits and all other consents, approvals and authorizations of any governmental authority necessary for the ownership and efficient operation and maintenance of its business and property which failure to obtain and maintain would materially and adversely affect the properties, business, prospects, profits or condition of the Grantor.
Section 2.3.    Negative Covenants. The Grantor will not:
(a)    engage in any business other than the ownership and development of the Granted Property, the leasing of the Granted Property to the Tenant and the financing thereof through the issuance of the Note, as expressly contemplated by the Operative Agreements to which the Grantor is a party;
(b)    be or become liable in respect of any guaranty, except for any guaranties that are part of, or permitted by the Operative Agreements;
(c)    incur any Indebtedness other than (i) Indebtedness Hereby Secured, (ii) Taxes not yet due and payable and items being contested pursuant to Section 2.16(b), (iii) trade payables incurred in the ordinary course of business not

Exhibit 10.4

exceeding $500.00 paid within sixty (60) days of date incurred, and (iv) organizational expenses of a de minimis nature, and (v) obligations under the Lease;
(d)    make, or permit to remain outstanding, any investment, loan or advance to, or own or acquire any stock or Securities of, any Person except that the Grantor may make any investment, loan or advance required to be made to satisfy its obligations under the Operative Agreements to which the Grantor is a party;
(e)    pay or declare any dividend, or make any other distribution if, after giving effect thereto, a Default or Event of Default would exist;
(f)    enter into any lease of any of the Granted Property, whether as lessor or as lessee, other than the Lease or any sublease permitted under the Lease;
(g)    sell, transfer, exchange or otherwise dispose of the Granted Property or any part or portion thereof, except as expressly permitted by this Deed of Trust, provided, however, that in connection with any such transfer, sale, exchange or disposition (the purchaser, transferee or new owner in connection with such sale, transfer, exchange or disposition is herein referred to as the “Successor Grantor”, the following conditions are met:
(i)    the Successor Grantor shall be a single purpose entity (the Organizational Documents of which shall contain provisions reasonably acceptable to the Beneficiary and similar to the “special purposes entity” provisions included in the Grantor’s Organizational Documents and shall obtain all governmental consents, approvals and authorizations required of its organization and operation;
(ii)    after giving effect to the sale, the Successor Grantor shall be in compliance with this Deed of Trust and no Default or Event of Default shall have occurred which shall then be continuing;
(iii)    the Successor Grantor shall assume all rights, duties and obligations of the Grantor under the Operative Agreements arising after the date of such assumption;
(iv)    the Successor Grantor shall have delivered to the Beneficiary an opinion of its counsel which is satisfactory in form to the Beneficiary covering the due authorization, execution, delivery and enforceability of documents entered into by the Successor Grantor to comply with the foregoing conditions of this paragraph (g) and covering such other related matters as the Beneficiary or special counsel to the beneficial holder of the Note may reasonably require;
(v)    the Successor Grantor and the beneficial owner or owners of equity interests in the Successor Grantor (the “Successor Indemnitors”) shall have entered into and delivered to the Beneficiary an Indemnity and Guaranty Agreement, in the same form as such document delivered to the Beneficiary on the Closing Date and the reputation (including but not limited to compliance with the Office of Foreign Assets Control, absence of any felony conviction, absence of claims or suits filed against the Beneficiary or the holder of the beneficial interest in the Note), creditworthiness (including but not limited to no voluntary or involuntary bankruptcy filings) and experience (including but not limited to having sufficient experience owning, operating or managing comparable properties) of the Successor Indemnitors in real estate ownership, management and/or development shall be reasonably acceptable to the Beneficiary. Upon the execution and delivery of the Indemnity and Guaranty Agreement by the Successor Grantor to the Beneficiary, the Grantor and the Existing Guarantors shall be released from any future liability accruing from and after the effective date thereof;
(vi)    all filings, recordings and title insurance date downs or endorsements which are deemed necessary by the Beneficiary or special counsel to the beneficial holder of the Note shall have been made in appropriate public offices;
(vii)    the Grantor shall (A) pay to the Beneficiary a fee equal to $100,000 (provided, however, no such fee shall be due upon the first transfer) and (B) pay all of the reasonable legal fees and expenses of the special counsel representing the beneficial holder(s) of the Note in connection with the sale of the Granted Property to the Successor Grantor;

Exhibit 10.4

(viii)    the Grantor shall deliver to the Beneficiary (1) a copy of a waiver executed by the Tenant pursuant to which the Tenant waives any right of first refusal, right of first offer or other purchase option (if any) vested in the Tenant pursuant to the terms of the Lease or otherwise, or (2) such other evidence acceptable to Beneficiary in Beneficiary’s reasonable discretion (provided that Beneficiary may consult with a title company with respect to this issue), that such right of first refusal, right of first offer or other purchase option is not applicable or has lapsed;
(ix)    the Grantor shall have obtained the consent of the Special Risk Insurer if required under the Special Risk Policy and the Successor Grantor shall have assumed all of the Grantor’s obligations under the Special Risk Policy; and
(x)    the Grantor shall have obtained the consent of the Environmental Liability Insurer if required under the Environmental Liability Policy and the Successor Grantor shall have assumed all of the Grantor’s obligations under the Environmental Liability Policy.
Notwithstanding anything to the contrary contained herein or in any other Operative Agreement, the Grantor shall not be permitted to sell the Granted Property to the Tenant, or an affiliate of the Tenant, without the prior written consent of the Beneficiary.
If the Granted Property is sold in accordance with the terms of this Section 2.3(g), then upon satisfaction of the conditions set forth therein, the selling Grantor (but not, for avoidance of doubt, the Successor Grantor) shall be released from all liability under this Deed of Trust and the other Operative Agreements, except for obligations accruing prior to the date of such sale.
(h)    permit any direct or indirect holder or owner of an equity, ownership, membership, partnership, or voting interest in the Grantor (an “Existing Owner”) to sell, transfer, exchange or otherwise dispose of such interest in any transaction or series of transactions (each a “Transfer”) that would result in a different Person or entity holding or owning, directly or indirectly, a controlling interest in the Grantor than held or owned such controlling interest on the Closing Date (the “Successor Owner”); provided that in connection with such sale, the following conditions are met:
(i)    after giving effect to the sale, the Grantor shall be in compliance with this Deed of Trust and no Default or Event of Default shall have occurred which shall then be continuing;
(ii)    the Successor Owner shall have assumed the obligations of the Existing Guarantors under, or entered into an agreement in the same form as the Indemnity and Guaranty Agreement delivered on the Closing Date;
(iii)    the reputation (including but not limited to compliance with the Office of Foreign Assets Control, absence of any felony conviction, absence of claims or suits filed against the Beneficiary or the holder of the beneficial interest in the Note), creditworthiness (including but not limited to no voluntary or involuntary bankruptcy filings) and experience (including but not limited to having sufficient experience owning, operating or managing comparable properties) of such Successor Owner in real estate ownership, management and/or development shall be reasonably acceptable to the Beneficiary; and
(iv)    the Successor Owner shall (A) pay to the Beneficiary a fee equal to $100,000 (provided, however, no such fee shall be due upon the first transfer) and (B) pay all of the reasonable legal fees and expenses of the special counsel representing the beneficial holder of the Note in connection with the sale of such interest to the Successor Owner;
(v)    if required under the Special Risk Policy, the Grantor shall have obtained the consent of the Special Risk Insurer so that the Special Risk Policy remains in full force and effect; and
(vi)    if required under the Environmental Liability Insurance Policy, the Grantor shall have obtained the consent of the Environmental Liability Insurer so that the Environmental Liability Insurance Policy remains in full force and effect.

Exhibit 10.4

If a controlling interest in the Grantor is sold in accordance with the terms of this Section 2.3(h), then upon satisfaction of the conditions set forth therein, the Existing Owner shall be released from all liability under this Deed of Trust and the other Operative Agreements, except for obligations accruing prior to the date of such sale.
Notwithstanding anything in this Section 2.3(h) to the contrary, direct or indirect transfers of non-controlling ownership interests in the Grantor shall be permitted hereunder any number of times without consent of the Beneficiary or compliance with the foregoing conditions so long as a Person or entity holding or owning a controlling interest in the Grantor on the Closing Date continues to hold or own a controlling interest after giving effect to such transfer.
(i)    A Transfer within the meaning of Section 2.3(h) shall not include (i) transfers made in accordance with an estate plan or transfers to Affiliates and (ii) transfers of ownership interests in the Grantor made by devise or descent or by operation of law upon the death of a member or owner of the Grantor, subject however, to all the following requirements: (A) written notice of any transfer under this Section 2.3(i) whether by will, trust or other written instrument, operation of law or otherwise, is provided to Beneficiary, together with copies of such documents relating to the transfer as Beneficiary may reasonably request, (B) control over the management and operation of the Granted Property thereafter is assumed by persons who are acceptable in all respects to Beneficiary in its reasonable discretion, (C) no such transfer will release the respective estate from any liability as an Existing Guarantor, and (D) no such transfer, death or other event has any adverse effect either on the bankruptcy-remote status of the Grantor or on the status of the Grantor as a continuing legal entity liable for the payment of the Indebtedness Hereby Secured and the performance of all other obligations secured hereby;
(j)    institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition under state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Grantor, or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any company action in furtherance of any such action;
(k)    amend or modify the Organizational Documents of the Grantor;
(l)    create, organize or establish any Subsidiary;
(m)    conduct its business in any manner that would likely result in the substantive consolidation of the Grantor with its member or members in bankruptcy;
(n)    violate, or permit any holder of an equity interest in the Grantor to violate, the restrictions outlined in Sections 44 (Right of First Offer) and 45 (Right of First Refusal) of the Lease;
(o)    will not, and will not permit any of its Affiliates to, own, develop, manage, operate or have any financial interest in a Competing Facility;
(p)    sell or transfer the Granted Property for an amount less than the Indebtedness Hereby Secured at the time of such sale or transfer.
Section 2.4.    Mergers and Consolidations. The Grantor will not consolidate with or be a party to a merger with any other Person.
Section 2.5.    Financial Information and Reports. The Grantor will keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Grantor in accordance with the accounting basis used for income tax purposes and will furnish to the Beneficiary:
(a)    As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Grantor, copies of:
(i)    a balance sheet of the Grantor as of the close of such fiscal year, and

Exhibit 10.4

(ii)    a statement of operating income, retained earnings and cash flows of the Grantor for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an officer of the Grantor to the effect that such financial statements have been prepared in accordance with the accounting basis used for tax purposes, are complete and correct and present fairly, in all material respects, the financial condition of the Grantor; provided, that if the financial statements required by this paragraph (a) shall be prepared by a firm of independent public accountants, then in lieu of a statement certified by an officer of the Grantor, copies of such statements shall be furnished to the Beneficiary at the times required by the preceding provisions of this paragraph (a);
(b)    Within the periods provided in paragraph (a) above, the written statement of the Grantor, signed by an authorized officer of the Grantor, stating whether, to the best of his knowledge, there existed as of the date of such financial statements and on the date of the certificate any Default or Event of Default under this Deed of Trust, and specifying the nature and period of existence thereof and the action the Grantor is taking and proposes to take with respect thereto; and
(c)    Such additional information as the Beneficiary may reasonably request concerning the Grantor and the Indemnitor (including without limitation financial statements of the Indemnitor.
The Grantor will permit the Beneficiary (or such Persons as the Beneficiary may designate) to visit and inspect the Granted Property under the Grantor’s guidance, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, agents and representatives, all at such reasonable times and as often as any such holder may reasonably desire, in each case subject to the terms and conditions set forth in the Lease, provided, that at any time when an Event of Default shall have occurred and be then continuing, such visit and inspection shall be at the expense of the Grantor.
Section 2.6.    Notice of Default. The Grantor will, immediately upon an officer or member of the Grantor acquiring actual knowledge of a Default or Event or Default, furnish a written notice to the Beneficiary specifying the nature and period of existence of such condition or event and what action the Grantor is taking or proposes to take with respect thereto.
Section 2.7.    Mortgage Title Insurance Policy. The Grantor will, on the Closing Date, at its own cost and expense, procure and deliver to the Beneficiary or its counsel an ALTA 2006 Loan Policy of Title Insurance issued by a title insurance company acceptable to the Beneficiary which policy shall conform to the commitment or pro forma, as applicable, for title insurance issued to the Beneficiary in the form attached as an exhibit to the Escrow Instruction Letter delivered at Closing which policy shall be not less than the principal amount of the Note issued and delivered on the Closing Date covering the Granted Property showing marketable fee title to the Granted Property to be in the Grantor, subject only to Permitted Encumbrances, which policy shall also insure the Beneficiary against all loss or damage sustained by reason of this Deed of Trust not being a first and paramount lien at the date of such policy upon title to the Granted Property and which policy shall show recordation of this Deed of Trust and the SNDA Agreement, shall be dated the Closing Date and shall otherwise be in form and substance satisfactory to the Beneficiary.
Section 2.8.    Payment of Certain Taxes. The Grantor covenants and agrees to pay all taxes, assessments and governmental charges or levies imposed upon this Deed of Trust or the Note or any other Indebtedness Hereby Secured.
Section 2.9.    Ownership of Granted Property. The Grantor covenants and warrants that it has good and marketable title to the Granted Property hereinbefore conveyed to the Beneficiary free and clear of all liens, charges and encumbrances whatever except Permitted Encumbrances, and the Grantor has full right, power and authority to grant, warrant, mortgage, pledge, assign, sell, demise, bargain, hypothecate, convey, grant a security interest in, transfer and set over the same to the Beneficiary for the uses and purposes in this Deed of Trust set forth; and the Grantor will warrant and defend the title to the Granted Property against all claims and demands whatsoever. Without limiting the foregoing, the Grantor represents and warrants that the restrictions, exceptions, reservations, limitations, interests and other matters, if any, set forth immediately following the specific descriptions of the parcels of land in Exhibit A attached hereto, together with all other restrictions, exceptions, reservations, limitations, interests and other matters, if any, existing on the date of execution and delivery of this Deed of Trust, do not in the aggregate impair the value of the Granted Property or adversely affect the utility, structural integrity or beneficial enjoyment of the Granted Property for the uses to which the Granted Property is being put.

Exhibit 10.4

Section 2.10.    Further Assurances. The Grantor will, at its own expense, do, execute, acknowledge and deliver all and every further act, deed, conveyance, transfer and assurance necessary or proper for the better assuring, conveying, assigning and confirming unto the Beneficiary all of the Granted Property, or property intended so to be, whether now owned or hereafter acquired.
Section 2.11.    Payment of Principal and Interest. The Grantor will duly and punctually pay the principal of, and premium of, if any, and interest on the Note secured hereby according to the terms thereof.
Section 2.12.    Prepayment of Note. No prepayment of the Note may be made except to the extent and in the manner expressly permitted by this Section 2.12.
(a)    Required Prepayment without Make-Whole Amount in the Event of Condemnation. In the event of a condemnation of all or a portion of the Granted Property which results in a termination of the Lease the Grantor shall prepay the Note in whole, but not in part, by payment of the principal amount of the Note then outstanding, together with accrued interest thereon to the date of such prepayment, which prepayment shall be made taking into account the proceeds paid under any insurance policies carried pursuant to this Deed of Trust, but without any Make-Whole Amount.
(b)    Optional Prepayment with Make-Whole Amount. The Grantor shall have the privilege, at any time and from time to time, of prepaying the outstanding Note, in whole but not in part by payment of the principal amount of the Note, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two (2) business days prior to the date of such prepayment pursuant to this Section 2.12(b).
(c)    Notice of Prepayments.    The Grantor will give notice of any intended prepayment of the Note pursuant to Section 2.12(b) to the Beneficiary not less than thirty (30) days nor more than sixty (60) days before the date fixed for such prepayment specifying (i) such date and (ii) the principal amount of the Note to be prepaid on such date. Notice of prepayment having been so given, the principal amount of the Note specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two (2) business days prior to the prepayment date specified in such notice, the Beneficiary shall provide the Grantor written notice of the principal amount, accrued interest thereon to the date of such prepayments and Make-Whole Amount, if any, due and payable by the Grantor on the prepayment date together with a calculation of the Make-Whole Amount and such calculation by the Beneficiary shall be presumptively correct absent manifest error.
Section 2.13.    Method and Place of Payment of Principal and Interest. Anything in the Note or this Deed of Trust to the contrary notwithstanding, the Grantor will promptly and punctually pay, or cause the Escrow Agent to pay, the principal of the Note and premium, if any, and interest thereon, without any presentment thereof, at the address set forth for payment on Schedule I attached to the Escrow and Servicing Agreement (or to any nominee designated by the Beneficiary) as payee, at its address specified in writing to, and received by, the Grantor at least ten (10) days prior to the date fixed for such payment) and if a bank account is designated for the Beneficiary in said Schedule I, payments will be made in immediately available funds to such bank account, or payments will be made in such other manner or such other place within the continental limits of the United States as the Beneficiary may reasonably direct in writing. If the Beneficiary shall sell or transfer the Note, the Beneficiary will notify the Grantor of such action and of the name and address of the transferee of the Note and the Beneficiary will, prior to the delivery of the Note, make a notation on the Note of the date to which interest has been paid on the Note and, if not previously made, a notation on the Note of the extent to which any payment has been made on account of the principal of the Note.
Section 2.14.    Maintenance of Granted Property, Other Liens, Compliance with Laws, Etc. (a) The Grantor shall (i) subject to Sections 3 and 4 hereof, promptly repair, restore or rebuild or cause any such repair, restoration or rebuilding of, any buildings or improvements now or hereafter located on the Granted Property which may become damaged or be destroyed, (ii) keep, or cause to be kept, the Granted Property in good condition and repair, ordinary wear and tear excepted, without waste, and free from all claims, liens, charges and encumbrances other than Permitted Encumbrances, (iii) pay, or cause to be paid, when due any indebtedness which may be secured by a lien or charge on the Granted Property which does not constitute a Permitted Encumbrance, and upon request exhibit satisfactory evidence of the discharge of such lien to the Beneficiary, (iv) comply with, or cause to be complied with, all requirements of law or municipal ordinances with respect to the Granted Property and the use thereof (including, without limitation, any law or municipal ordinance with respect to environmental protection or hazardous wastes), failure to comply with which would result in any material interference with the use or operation of the Granted Property by the Grantor, (v) promptly procure, maintain and comply with, or cause to be promptly procured, maintained and complied with, all permits, licenses and other authorizations required for the use of the Granted Property or any erection, installation, operation and maintenance of the Granted Property or any part thereof, and (vi) make no material alterations in said Granted Property except as required by law or

Exhibit 10.4

municipal ordinance or as permitted under the Lease; provided, however, that so long as the Granted Property is subject to the Lease, (A) the requirements with respect to the maintenance, repair, restoration and rebuilding of the Granted Property contained in this Section 2.14 shall be satisfied by the maintenance, repair, restoration and rebuilding of the Granted Property in accordance with and to the extent provided in the Lease and (B) the exercise by Tenant of any right granted to it under the Lease shall not give rise to a default under this Deed of Trust if such right is exercised in compliance with the Lease so long as neither the lien nor the priority of this Deed of Trust is impaired by the exercise of such rights.
(b)    The Grantor may, or may permit the Tenant to, (i) construct upon the Granted Property additional buildings, structures and other improvements and (ii) install, assemble and place upon the Granted Property any trade fixtures, signs, furniture, furnishings, equipment, machinery and other tangible personal property used or useful in the business of the Grantor or the Tenant or any subtenant, as the case may be, whether or not classified as fixtures under applicable law, in each case, in accordance with applicable law. Subject to the qualifications set forth in paragraph (a) immediately following Granting Clause Sixth of this Deed of Trust, all such buildings, structures and other improvements shall be and remain part of the realty and shall be subject to this Deed of Trust. Such trade fixtures, signs, furniture, furnishings, equipment, machinery and other tangible personal property shall be and remain the property of the Grantor or the Tenant as the case may be, shall not be deemed part of the Granted Property for purposes of condemnation or casualty, and the Grantor or the Tenant, as the case may be, may remove the same from the Granted Property at any time prior to the expiration or earlier termination of this Deed of Trust, provided that the Grantor, at its expense, shall repair or shall cause the Tenant to repair any damage to the Granted Property resulting from such removal.
(c)    Any repair, restoration, rebuilding, substitution, replacement, modification, alteration of or addition to the Granted Property pursuant to this Section 2.14 must not impair the market value or usefulness of the Granted Property for use in the ordinary course of business; shall be expeditiously performed in a good and workmanlike manner and be completed in compliance with all laws, ordinances, orders, rules, regulations and requirements applicable thereto, including to the extent necessary to maintain in full force and effect the policies of insurance required by Section 2.15 hereof. All costs and expenses of each such repair, restoration, rebuilding, substitution, replacement, the discharge of all liens filed against the Granted Property arising out of the same, together with all costs and expenses necessary to obtain any permits or licenses required in connection therewith shall be promptly paid by the Grantor or the Tenant.
(d)    The Grantor will only use and operate the Granted Property, or permit the same to be used and operated, for any lawful purpose. The Grantor will not initiate, join in, acquiesce in, or consent to any change in any legal requirements, limiting or defining the use that may be made of the Granted Property without the express written consent of the Beneficiary (which consent shall not be unreasonably withheld). If, under applicable zoning provisions, the use of all or a portion of the Granted Property is or will become a nonconforming use, the Grantor will not cause or permit such nonconforming use to be discontinued or abandoned without the Beneficiary’s express written consent.
(e)    Prior to entering into any management agreement or other agreement with respect to the management of the Granted Property (a “Management Agreement”), the Grantor shall execute and deliver to Beneficiary, or cause to be executed and delivered to Beneficiary, a Subordination of Management Agreement, in form and substance satisfactory to Beneficiary, pursuant to which the party who shall act as manager of the Granted Property under such Management Agreement shall, among other things, subordinate its right to payment for services rendered in managing the Granted Property to the payment of the debt service to Beneficiary with respect to the Note.
Section 2.15.    Insurance. (a) The Grantor will continuously maintain, or will cause to be continuously maintained, the following-described insurance coverage, all of which must be satisfactory to the Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverages, exclusions and companies underwriting these coverages:
(i)     Insurance with respect to the Improvements and Personal Property insuring against any peril now or hereafter included within the classification “Cause of Loss - Special Form” (sometimes referred to as “All Risk of Physical Loss”), without exclusion for terrorism and together with an “Ordinance and Law” endorsement, in amounts at all times sufficient to prevent Beneficiary from becoming a co-insurer within the terms of the policies and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements and Personal Property, the term “full insurable value” to mean the actual replacement cost of the Improvements and Personal Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by the Grantor and in no event less than the coverage required pursuant to the terms of any Lease;

Exhibit 10.4

(ii)    Comprehensive public liability insurance on an “occurrence basis” or a “claims made basis” against claims for “personal injury” including without limitation bodily injury, death or property damage occurring on, in or about the Granted Property and the adjoining streets, sidewalks and passageways, provided that such insurance shall afford immediate minimum protection to a combined single limit of at least $10,000,000 per person and accident and at least $2,000,000 for property damage liability;
(iii)    Non-cancelable insurance against a condemnation of the Granted Property which results in a termination of the Lease or an abatement of or reduction in rent in an amount not less than the opening principal balance of the Note (the “Special Risk Policy”);
(iv)    Environmental liability insurance policy (the “Environmental Liability Policy”) in an aggregate amount of not less than $10,000,000, providing substantially the same coverage as the environmental liability insurance policy obtained by the Company on the Closing Date, naming the Beneficiary as an additional insured and providing that it will not be cancelled or materially altered without the Beneficiary first receiving at least 30 days’ prior written notice of such cancellation or material alteration; and
(v)    Business Automobile Coverage Insurance containing a combined single limit of at least $1,000,000 per occurrence or claim.
(b)    Any insurance coverage maintained in accordance with Section 2.15(a) shall at all times be written by insurance companies of recognized national standing and with a rating of A and Class VII or better by A.M. Best Company or an equivalent rating by an NAIC-approved rating organization and authorized to do business in the State of Texas and: (A) shall name the Grantor and the Beneficiary as insureds, additional insureds or loss payee (as applicable), as their interests may appear, (B) in the case of policies covering loss or damage to the Granted Property, shall provide that such losses, if any, shall be payable solely to the Beneficiary or, at the direction of the Beneficiary, the depository under a standard mortgagee or beneficiary loss payable clause satisfactory to the Beneficiary, (C) shall provide that the Beneficiary’s interest shall be insured regardless of any breach or violation by the Grantor of any warranties, declarations or conditions contained in such policies, (D) such insurance, as to the interest of the Beneficiary therein, shall not be invalidated by the use or operation of the Granted Property for purposes which are not permitted by such policies, nor by any foreclosure or other proceedings relating to the Granted Property, nor by change in title to or ownership of the Granted Property, (E) the insurers shall waive any right of subrogation of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Grantor, (F) if any premium or installment is not paid when due, or if such insurance would lapse or be canceled, terminated or materially changed for any reason whatsoever, the insurers will promptly notify the Beneficiary and any such lapse, cancellation, termination or change shall not be effective as to the Beneficiary for thirty (30) days after receipt of such notice, (G) appropriate certification shall be made to the Beneficiary by each insurer with respect thereto, and (H) shall provide for deductibles in amounts not in excess of amounts as is customary for companies similarly situated and owning properties in the State of Texas similar to the Granted Property; provided, however, notwithstanding the foregoing, any insurance coverage maintained in accordance with Section 2.15(a)(i), (ii) and (v) may be (x) maintained by the Tenant pursuant to a program of self-insurance so long as the Tenant maintains a long-term unsecured debt rating of at least Investment Grade or (y) maintained by the Tenant with third party insurance companies in accordance with the terms of the Lease. Provided no Default or Event of Default has occurred or is continuing, the loss, if any, under any policy pertaining to loss by reason of damage to or destruction of any portion of the Granted Property shall be adjusted with the insurance companies by the Grantor, subject to the reasonable approval of the Beneficiary if the loss exceeds $50,000. The loss so adjusted shall be paid to the Beneficiary pursuant to said loss payable clause unless said loss is $50,000 or less in which case said loss shall be paid directly to the Grantor, provided no Default or Event of Default has occurred and is continuing, in which event any such loss shall be paid to the Beneficiary.
(c)    The Grantor shall furnish the Beneficiary with certificates or other satisfactory evidence of maintenance of the insurance required hereunder (including, without limitation, evidence of self-insurance by the Tenant, if applicable) and with respect to any renewal policy or policies shall furnish certificates evidencing such renewal not less than thirty (30) days prior to the expiration date of the original policy or renewal policies. All such policies shall provide that the same shall not be canceled without at least thirty (30) days’ prior written notice to each insured named therein.
(d)    For the avoidance of doubt, insurance or self-insurance maintained by Tenant in compliance with the requirements set forth in Section 33 of the Lease (as in effect on the date of this Deed of Trust) will satisfy Grantor’s obligations under Sections 2.15(a)(i), (ii) and (v) of this Deed of Trust, provided the insurer rating requirement set forth in the initial sentence of Section 2.15(b) hereof is satisfied or, in the case of self-insurance, the Tenant maintains a long term unsecured debt rating of at least Investment Grade while self-insuring.

Exhibit 10.4

Section 2.16.    Payment of Taxes and Other Charges. (a) The Grantor will pay and discharge (if they are not otherwise paid by Tenant under the Lease), before the same shall become delinquent, together with interest and penalties thereon, if any, (i) all taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), levies, fees, water, sewer, electrical and other utility service rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, and whether or not within the contemplation of the parties hereto, which are at any time levied upon or assessed against it or the Granted Property or any part thereof or upon this Deed of Trust or the Note secured hereby, or upon the revenues, rents, issues, income and profits in respect of the Granted Property, or arising in respect of the occupancy, use or possession thereof, which failure to pay would result in the creation of a lien upon the Granted Property or any part thereof, or upon the revenues, rents, issues, income and profits of the Granted Property or in the diminution thereof or would result in any material interference with the use or operation of the Granted Property by the Grantor, (ii) all franchise, excise and other taxes, fees and charges assessed, levied or imposed in respect of its existence or its right to do business in any state, (iii) all income, excess profits, excise, sales, franchise, gross receipts and other taxes, duties or imposts, whether of a like or different nature, assessed, levied or imposed by any governmental authority on it or the Granted Property, or any portion thereof, or upon the revenues, rents, issues, income and profits of the Granted Property if the failure to pay any such tax, duty or impost might result in the creation of a lien upon any asset of the Grantor or the Granted Property or any part thereof or upon the revenues, rents, issues, income and profits of the Granted Property or in the diminution thereof, and whether or not any such tax, duty or impost is payable directly by the Grantor or is subject to withholding at the source and (iv) all lawful claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might result in the creation of a lien on the Granted Property or upon the revenues, rents, issues, income and profits of the Granted Property and, in general, will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of the Grantor, without expense to the Beneficiary (items (i) through (iv), inclusive, are collectively, the “Taxes”).
(b)    After prior written notice to the Beneficiary, the Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under any of the Operative Agreements, (ii) such proceeding shall suspend the collection of the Taxes from the Grantor and from the Granted Property or the Grantor shall have paid all of the Taxes under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Grantor is subject and shall not constitute a default thereunder, (iv) neither the Granted Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost and (v) the Grantor shall have maintained adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless the Grantor has paid all of the Taxes under protest, or the Grantor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by the Beneficiary to insure the payment of any contested Taxes, together with all interest and penalties thereon. Nothing in this Section 2.16(b) shall prohibit the Tenant from contesting the payment of Taxes to the extent the Tenant is permitted to do so under the terms and conditions of the Lease, and the Grantor shall not be deemed in default of its obligations hereunder so long as Tenant is diligently contesting the payment of such Taxes in compliance with the terms of the Lease.
Section 2.17.    Limitation on Liens. The Grantor will not create or incur or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon the Granted Property, whether now owned or hereafter acquired, or upon any income or proceeds therefrom, except the following:
(a)    liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings with appropriate reserves established;
(b)    liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Grantor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;
(c)    liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen’s and attorneys’ liens and statutory landlords’ liens) and deposits, pledges or liens to secure payment of premiums on insurance purchased in the usual course of business or in connection with self-insurance or in connection with workmen’s compensation, unemployment insurance or social security legislation, or to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings with appropriate reserves established;

Exhibit 10.4

(d)    minor survey exceptions or minor encumbrances, easements or reservations of, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Grantor;
(e)    the lien of this Deed of Trust;
(f)    the lien of the Lease, subject to the SNDA Agreement;
(g)    the lien of any permitted sublease from the Tenant, as sublessor, to any Person, as sublessee; provided that the lien thereof shall be subject to the terms of the Lease and the SNDA Agreement;
(h)    easements, rights of way, reservations, restrictive agreements, servitudes and rights of others against the Granted Property and any other matters which are listed on Schedule B to the ALTA Title Insurance Policy delivered to the Beneficiary following the issuance and delivery of the Note; and
(i)    utility easements, rights of way or reservations granted or to be granted to service providers in connection with the development of the Granted Property, which such utility easements, rights of way or reservations do not in the aggregate detract from or impair the value of or use of the Granted Property and have been approved in writing by the Tenant.
Section 2.18.    Assignment; Obligations and Terms Respecting the Lease, the Other Leases and the Lease Guaranties
(a)    Assignment. In addition to, and not in contravention of, Granting Clause Second of this Deed of Trust, the Grantor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to further secure the payment and performance by the Grantor of all Indebtedness Hereby Secured hereby absolutely and unconditionally assigns, transfers and grants to the Beneficiary the following property, rights, interests and estates, now owned, or hereafter acquired, by the Grantor:
(i)    Lease. The Lease and the right, title and interest of the Grantor, its successors and assigns, therein and thereunder.
(ii)    Other Leases and Agreements. All other leases, subleases and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Granted Property or any portion thereof now or hereafter made, together with any extension, renewal or replacement of the same (collectively, the “Other Leases”), this assignment of the Other Leases being effective without further or supplemental assignment.
(iii)    Rents. All rents, additional rents, percentage rents, revenues, income, proceeds, payments, reimbursable amounts, issues and profits arising from the Lease, the Other Leases and the Lease Guaranties and any cash or security deposited in connection therewith (including, without limitation, all commissions and all oil and gas and other mineral royalties and bonuses) payable by the Tenant under the Lease or any other tenant under the Other Leases or any Lease Guarantor under any Lease Guaranty or otherwise, for or in connection with the use, enjoyment and occupancy of the Granted Property (collectively, the “Rents”).
(iv)    Bankruptcy Claims. All of the Grantor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by the Tenant of the Lease or any other tenant under the Other Leases under the Bankruptcy Code, 11 U.S.C. §101 et seq., as the same may be amended (the “Bankruptcy Code”) or under any comparable federal or state statute or law.
(v)    Lease Guaranties. All of the Grantor’s right, title and interest in and to any and all lease guaranties, letters of credit and any other credit support given in connection with the Lease and the Other Leases to the Grantor or predecessors (individually, a “Lease Guaranty”, and, collectively, the “Lease Guaranties”) by any guarantor (individually, a “Lease Guarantor,” and, collectively, the “Lease Guarantors”).
(vi)    Proceeds. All proceeds from the sale or other disposition of the Lease, the Other Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

Exhibit 10.4

(vii)    Other. All rights, powers, privileges, options and other benefits of the Grantor as lessor under the Lease and the Other Leases and beneficiary under the Lease Guaranties, including without limitation, (A) the immediate and continuing right to make claims for, receive, collect and receipt for, all Rents payable or receivable under the Lease and the Other Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Indebtedness Hereby Secured) and to do all other things which the Grantor or any lessor is or may become entitled to do under the Lease, the Other Leases or the Lease Guaranties; (B) the right to pursue and collect any claim in bankruptcy or receivership proceedings of the Tenant, any other tenant under the Other Leases or any Lease Guarantor; (C) the right to accept or reject any offer made by the Tenant, any other tenant under the Other Leases or any Lease Guarantor to purchase the Granted Property or any part thereof and any other property subject to the Lease, the Other Leases or any Lease Guaranty and to perform all other necessary or appropriate acts with respect to such purchases; (D) the right to make all waivers and agreements, to give and receive all notices, consents and releases, and to take such action upon the happening of a default beyond applicable cure periods, if any, under the Lease, the Other Leases or any Lease Guaranty as the Grantor shall have the right under the Leases, the Other Leases or any Lease Guaranty or at law to take, including the right to commence, conduct and consummate eviction proceedings; (E) the right, at Beneficiary’s option to enter upon the Granted Property or any portion thereof in person, by agent or by court‑appointed receiver; and (F) the Grantor’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in this Deed of Trust and any or all other actions designated by Beneficiary for the proper management and preservation of the Granted Property.
This assignment is a perfected present, absolute, direct and unconditional assignment and transfer of all the Grantor’s right, title and interest in and to, but not the obligations under, the Lease, the Other Leases, the Lease Guaranties and the Rents made in consideration of the loan by Beneficiary to the Grantor and as additional security for the repayment of the Indebtedness Hereby Secured.
(b)    Obligations and Terms Respecting the Lease, the Other Leases and the Lease Guaranties.
(i)    At all times the Granted Property shall be leased to the Tenant under the Lease, provided that, to the extent permitted thereby and by the SNDA Agreement, the Lease may be assigned or the Granted Property sublet by the Tenant upon the terms and conditions set forth in the Lease and in the SNDA Agreement. The Grantor will punctually perform all obligations, covenants and agreements by it to be performed under the Lease, the Other Leases and the Lease Guaranties strictly in accordance with the terms thereof, and will at all times do all things necessary to compel performance by the Tenant, any other tenant under the Other Leases and the Lease Guarantors of all covenants and agreements by them to be performed under the Lease, the Other Leases or the Lease Guaranties, as applicable. The Grantor will take no action and permit no action to be taken by other Persons which will release the Tenant, any other tenant under the Other Leases or any Lease Guarantor from their obligations and liabilities under the Lease, the Other Leases or the Lease Guaranties, as applicable, or result in the termination, amendment or modification of, or impair the validity of, the Lease, the Other Leases or the Lease Guaranties, as applicable. The Grantor will give to the Beneficiary notice of all defaults by the Tenant, any other tenant under the Other Leases or any Lease Guarantor, as applicable, under the Lease, the Other Leases or the Lease Guaranties, promptly after they have become known to the Grantor. Neither this Deed of Trust nor any action or inaction on the part of the Beneficiary shall constitute an assumption on the part of the Beneficiary of any obligation to the Tenant, any other tenant under the Other Leases or any Lease Guarantor or any other Person under the Lease, the Other Leases or the Lease Guaranties. No action or inaction on the part of the Grantor shall adversely affect or limit in any way the rights of the Beneficiary under this Deed of Trust, or, through this Deed of Trust, under the Lease, the Other Leases or the Lease Guaranties.
(ii)    The Grantor will not, except with the prior written consent of the Beneficiary, take or suffer to be taken any action or consent to or permit any prepayment or discount of Rents or payment of Rents more than one month in advance, under the Lease, the Other Leases or the Lease Guaranties.
(iii)    The Grantor will not, without the prior written consent of the Beneficiary:
(A)    declare a default or exercise the remedies of the landlord or beneficiary under, or terminate, modify or accept a surrender of, or exercise any recapture rights with respect to, or offer or permit any termination, modification or surrender of, the Lease, the Other Leases or the Lease Guaranties, or any reciprocal easement or restrictive covenant agreement or similar agreement running with the land or create or consent to the creation or existence of any mortgage or other lien to secure the payment of indebtedness upon the landlord’s interest under the Lease or the leasehold estate created thereby, the Other Leases or the Lease Guaranties or any part

Exhibit 10.4

thereof, subject, however, to Tenant’s rights to assign its interest in the Lease in accordance with the terms thereof; or
(B)    other than to the Beneficiary, assign, transfer or hypothecate any Rents or other payment due or to become due under the Lease, the Other Leases or the Lease Guaranties or anticipate any Rents or other payment thereunder.
(iv)    The Grantor acknowledges that the Beneficiary has directed the Tenant in a letter of direction to deliver or remit directly to the Escrow Agent, all Rents (including, without limitation, all fixed rent, basic rent, percentage rent and all additional rent), income, revenues, issues, profits, insurance proceeds, condemnation awards, liquidated damages, purchase price proceeds and other payments, tenders and security now or hereafter due and payable to or receivable by the Grantor under the Lease, such amounts to be paid directly to the Escrow Agent in the manner provided therein or in such other manner as the Beneficiary may from time to time designate. All amounts received by the Escrow Agent shall be applied in the manner provided herein and in the Escrow and Servicing Agreement. The Grantor hereby agrees to send to the Beneficiary, in accordance with Section 6.3 hereof, copies of all notices and all other instruments or communications required or permitted to be given by the Grantor under the Lease, the Other Leases and the Lease Guaranties pursuant thereto.
(v)    Notwithstanding anything to the contrary set forth in the SNDA Agreement or any other document, the Grantor agrees that it will not enter into any agreement subordinating, amending, supplementing, hypothecating, waiving, discharging or terminating the Lease, the Other Leases or any Lease Guaranty or this Deed of Trust without the Beneficiary’s prior written consent thereto, and that any attempted subordination, amendment, supplement, hypothecation, waiver, discharge or termination without such consent shall be void. The Grantor will not terminate the Lease, the Other Leases or any Lease Guaranty or take possession of the Granted Property in the event of default without the express prior written consent of the Beneficiary. In the event that the Lease, the Other Leases or any Lease Guaranty shall be amended or supplemented as herein permitted, the Lease, the Other Leases and the Lease Guaranties as so amended or supplemented shall continue to be subject to the provisions of this Deed of Trust without the necessity of any further act by any of the parties hereto.
(vi)    The Lease Assignment set forth in this Section 2.18 and Granting Clause Second of this Deed of Trust shall run with the land and be good and valid against the Grantor or those claiming by, under or through the Grantor, from the date hereof and such assignment shall continue to be operative during the foreclosure or any other proceeding taken to enforce this Deed of Trust. In the event of a sale or foreclosure which shall result in a deficiency, such assignment shall stand as security during the redemption period for the payment of such deficiency. The Beneficiary shall be permitted, at its sole option, to exercise remedies under such assignment separately from remedies exercised against other portions of the Granted Property.
(c)    Excepted Rights. Notwithstanding anything to the contrary contained in this Section 2.18, Section 2.18 is in all respects subject to the Excepted Rights of Grantor.
Section 2.19.    Advances. If the Grantor shall fail to comply with the covenants contained herein or in the Note Purchase Agreement or in any other Operative Agreement and incorporated herein by reference, the Beneficiary, after five (5) days’ prior written notice to the Grantor, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Grantor, and may enter upon the Granted Property or any part thereof for such purpose and take all such action thereon as, in the opinion of the Beneficiary, may be necessary or appropriate therefor. All sums so paid by the Beneficiary and all costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurrence, shall be secured hereby in priority to the indebtedness evidenced by the Note and shall be paid by the Grantor to the Beneficiary on demand. The Beneficiary in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim thereof.
Section 2.20.    Recordation. The Grantor will, at its own expense, cause this Deed of Trust, the Lease (or a memorandum thereof), the SNDA Agreement, all supplements hereto and thereto, and any financing statements and continuation statements required by law, including the Uniform Commercial Code, in respect hereof and thereof at all times to be kept recorded and filed at its own expense in such manner and in such places as may be required by law in order to fully preserve and protect the rights

Exhibit 10.4

of the Trustee and the Beneficiary hereunder and thereunder. The Grantor hereby specifically consents to any financing statements and/or financing statements and continuation statements or other filings related to this Deed of Trust being made electronically, to the extent permitted by law. Additionally, the Grantor hereby specifically consents to any other financing statements and/or financing statements and continuation statements or other filings related to this Deed of Trust being made electronically, to the extent permitted by law, or otherwise. The Grantor hereby authorizes the Beneficiary and/or the Trustee and its agents or counsel to file, in the name of the Grantor or otherwise, financing statements and continuation statements with regard to any filed financing statements. The Grantor hereby irrevocably appoints the Beneficiary and/or the Trustee, or any agent designated by the Beneficiary and/or the Trustee, its true and lawful attorney-in-fact, which power is coupled with an interest and with full power of substitution, to execute, acknowledge, file and deliver financing statements in the name of the Grantor. Furthermore, the Grantor hereby authorizes Chapman and Cutler LLP, Beneficiary and/or the Trustee and its agents or counsel to file financing statements that indicate the collateral (i) as all assets of the Grantor or words of similar effect or (ii) as being of an equal, greater or lesser scope, or with greater or lesser detail, than as set forth in this Deed of Trust, on behalf of the Grantor. The Grantor also hereby ratifies its authorization for Chapman and Cutler LLP, the Beneficiary and/or the Trustee and its agents or counsel to have filed in any jurisdiction any Uniform Commercial Code financing statements or amendments thereto if filed prior to the Closing Date. The Grantor shall not terminate, amend or file a correction statement with respect to any financing statement or fixture filing filed pursuant to this Security Agreement and/or this Deed of Trust without the Beneficiary’s and/or the Trustee’s prior written consent.
Section 2.21.    After-Acquired Property. Any and all property hereafter acquired which is of the kind or nature described in the Granting Clauses hereof and is or intended to become a part thereof, shall ipso facto, and without any further conveyance, assignment or act on the part of the Grantor or the Beneficiary become and be, subject to the lien of this Deed of Trust as fully and completely as though specifically described herein; but nevertheless the Grantor shall from time to time, if requested by the Beneficiary, execute and deliver any and all such further assurances, conveyances and assignments thereof as the Beneficiary may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Deed of Trust any and all such property.
Section 2.22.    Environmental Indemnity. Except as otherwise disclosed by that certain Phase I Environmental Site Assessment, Leased Properties Exhibits A-1 through A-3, Dayton, Texas, dated as of September 19, 2014, prepared by Wilson & Company, Inc., and the addendum thereto dated November 26, 2014, which report and addendum the Grantor furnished to Beneficiary prior to the date hereof, the Grantor represents that it has no knowledge of any current or previous use of the Property which would lead a responsible person to suspect that any Hazardous Material was deposited, stored, released, disposed of or placed upon, about or under the Property, and Grantor shall enforce the terms of the Lease with respect to the handling, storage, release or disposal of any Hazardous Material on the Property. Further, the Grantor agrees to defend, indemnify and hold the Trustee and the Beneficiary harmless from and against any and all costs, penalties, damages, expenses, and/or liabilities (including reasonable attorneys’ fees) which Beneficiary may suffer as a result of a claim, suit, or action regarding the existence (or claimed existence) on or under the Granted Property of any Hazardous Material (whether caused by the Grantor, any Indemnitor or the Tenant under the Lease or any other party, except the Beneficiary), and/or regarding the removal, remediation and clean-up of same.
Section 2.23.    Separate Identity.     The Grantor will maintain books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and the Grantor will file its own tax returns. The Grantor shall maintain its books, records, resolutions and agreements as official records. The Grantor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of the Grantor or any constituent party of the Grantor, or any affiliate of any constituent party), and shall conduct business in its own name and shall maintain and utilize separate invoices and checks. The Grantor shall correct any known misunderstanding regarding its status as a separate entity and shall not identify itself or any of its affiliates as a division or part of the other. The Grantor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Neither the Grantor nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Grantor. The Grantor will not commingle the funds and other assets of the Grantor with those of any affiliate or constituent party, or any affiliate of any constituent party, or any other person. The Grantor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any affiliate of any constituent party, or any other person. The Grantor does not and will not hold itself out to be responsible for the debts or obligations of any other person.
Section 2.24.    General Indemnity. In addition to any other indemnifications provided herein, or in the other Operative Agreements, the Grantor will, at its sole cost and expense protect, defend, indemnify and save harmless the Trustee and the Beneficiary on an after-tax basis from and against all liabilities, losses, damages, demands, claims, obligations, suits or other proceedings (including, causes of action, litigation and defenses), settlement proceeds, fines, penalties, assessments, citations, directives, judgments, fees, costs, disbursements or other expenses of any kind or of any nature whatsoever (including, reasonable attorneys’, consultants’, and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting

Exhibit 10.4

any demand, claim, obligation, suit or other similar proceeding (collectively, “Indemnified Liabilities”) (except to the extent caused solely by the gross negligence or willful misconduct of the Trustee or the Beneficiary, as applicable) which may be imposed on, incurred by or asserted or awarded against the Trustee or the Beneficiary because of (i) its interest in or ownership of the Operative Agreements, the Granted Property or receipt of any Rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Granted Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, non-use or condition in, on or about the Granted Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on Grantor’s part to perform or comply with any of the terms of the Operative Agreements; (v) the performance of any labor or services or the furnishing of any materials or other property in respect of the Granted Property; (vi) to the extent not covered by insurance, any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials or asbestos; (vii) the Granted Property’s failure to comply with any legal requirements; (viii) the occupation, condition, operation, service, design, maintenance or management of the Granted Property; and (ix) any tax, duty, assessment or other charge imposed by any governmental authority on the making and recording of this Deed of Trust. Any Indemnified Liabilities payable to the Trustee or the Beneficiary because of the application of this Section 2.24 will be secured by this Deed of Trust and will become immediately due and payable and will bear interest at the Default Rate from the date such Indemnified Liability is sustained by the Trustee and/or the Beneficiary until paid. The Grantor’s obligations and liabilities under this Section 2.24 will survive any termination, satisfaction or assignment of the Operative Agreements and the exercise by the Trustee and/or the Beneficiary of any of its rights or remedies under the Operative Agreements including, the acquisition of the Granted Property by foreclosure or a conveyance in lieu of foreclosure as to events occurring prior thereto.
Section 2.25.    No Forfeiture. The Grantor represents and warrants to the Beneficiary that, as of the Closing Date, the Grantor has not committed any act or omission affording any governmental authority the right of forfeiture against the Granted Property or any monies paid in performance of the Grantor’s obligations under the Operative Agreements. The Grantor agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, the Grantor indemnifies the Trustee and the Beneficiary and agrees to defend and hold the Trustee and the Beneficiary harmless from and against any costs because of the breach of the agreements or the representations and warranties set forth in this Section 2.25.
Section 2.26.    Defeasance. The Grantor may defease the aggregate principal amount of the Note outstanding in whole but not in part at any time before the Maturity Date, but only on a monthly payment date which is not less than thirty (30) days following written notice to the Beneficiary, subject to the terms and conditions contained in the Defeasance Rider attached to the Note (the “Defeasance Rider”). Provided no monetary or material Default or any Event of Default exists, the Grantor may obtain the release of the Granted Property from the lien of the Deed of Trust upon the satisfaction of the conditions precedent set forth in the Defeasance Rider.
Section 2.27.    Maintenance of Rating. The Grantor, at Grantor’s sole expense, shall cause a credit rating for the Trust Certificates to be issued by the Active Rating Agency and shall provide written evidence of such rating to be provided to the Beneficiary no later than the date that is sixty (60) days after each anniversary or the Closing Date.

SECTION 3.	POSSESSION, USE AND RELEASE OF PROPERTY.
Section 3.1.    The Grantor’s Right of Possession. Provided no Default or Event of Default has occurred and is continuing, the Grantor shall be permitted to remain in full possession, enjoyment and control of the Granted Property subject always to the observance and performance of the terms of this Deed of Trust and the other Operative Agreements. It is expressly understood that the use and possession of the Granted Property by the Tenant or any of its permitted subtenants under and subject to the Lease shall not constitute a violation of this Section 3.1.
Section 3.2.    Release of Granted Property - Event of Loss and Prepayment of Note. Upon the occurrence of any Event of Loss in respect of the Granted Property, the Grantor shall give the Beneficiary, within sixty (60) days after the occurrence thereof, written notice of such Event of Loss, which notice shall specify whether (i) the Grantor shall, or shall cause the Tenant to restore the Granted Property as provided in the Lease and the Grantor has applied to the issuer of the policy described in Section 2.15(a)(3) hereof for payment of the amounts equal to any reduction in rent resulting from such condemnation or (ii) the Tenant will terminate the Lease as provided therein and the Grantor has applied to the issuer of the policy described in Section 2.15(a)(3) for distribution of proceeds to prepay the Note in accordance with Section 4.1 hereof. In the event such notice specifies that the Grantor will make such prepayment, then the Trustee and Beneficiary shall execute a release in respect of the Granted Property upon receipt of such prepayment in full and all other Indebtedness Hereby Secured.

Exhibit 10.4

Section 3.3.    Eminent Domain. The Grantor, immediately upon obtaining know-ledge of the institution of any proceedings for the condemnation of the Granted Property or any portion thereof, shall notify the Beneficiary of the pendency of such proceedings. The Beneficiary may participate in any such proceedings, and the Grantor from time to time will deliver or cause to be delivered to the Beneficiary all instruments requested by it to permit such participation. In the event of such condemnation proceedings, the award or compensation payable to the Grantor shall be paid to the Beneficiary, and such award or compensation shall be retained by the Beneficiary as part of the Granted Property and applied in accordance with Section 4.1(a)(i) or (ii) hereof; provided that, if such application results in only a partial prepayment of the Note and the Lease remains in effect, the amortization schedule on the Note will be adjusted to take into account any reduction in rent under the Lease. The Beneficiary shall be under no obligation to question the amount of the award or compensation and the Beneficiary may accept any such award or compensation. In any such condemnation proceedings the Beneficiary may be represented by counsel, whose reasonable costs and disbursements shall be paid by the Grantor.

SECTION 4.	APPLICATION OF INSURANCE AND CERTAIN OTHER MONEYS RECEIVED BY THE BENEFICIARY.
Section 4.1.    Insurance Proceeds and Condemnation Awards. (a) Subject to Section 4.4 hereof, the amounts received by or payable to the Beneficiary from time to time which constitute insurance proceeds in respect of any damage to or destruction or condemnation of the Granted Property or any part thereof, condemnation awards or compensation covering the Granted Property (less the actual costs, fees and expenses incurred in the collection thereof), proceeds from the Special Risk Policy shall be held by the Beneficiary as part of the Granted Property and shall be applied by the Beneficiary as follows:
(i)    if a casualty occurs which results in a termination of the Lease, or if a condemnation occurs which results in the termination of the Lease (in either case as evidenced by a certificate of the Tenant detailing the same) and the Grantor shall be required to prepay the Note pursuant to Section 2.12 of this Deed of Trust, such proceeds, award or compensation, as the case may be, shall be applied in payment and satisfaction of the outstanding principal and accrued interest on the Note to the date of payment upon the terms and in the manner provided in Section 2.12 of this Deed of Trust and other amounts due hereunder or under the other Operative Documents, and the balance, if any, of any such proceeds shall be paid to the Grantor; or
(ii)    if a casualty or condemnation occurs which does not result in the termination of the Lease and the Grantor or the Tenant shall be required to repair, rebuild or restore the Granted Property as required pursuant to the Lease, all casualty insurance proceeds resulting from such casualty and/or all condemnation awards and condemnation insurance proceeds resulting from such condemnation shall be paid over by the Beneficiary to the Grantor (or as the Grantor may direct from time to time) upon a written application of the Grantor and accompanied by such evidence in reasonable detail as may be satisfactory to the Beneficiary supporting such application for the purpose of paying, or reimbursing the Grantor for the payment of, the reasonable cost, as shown by such certificate, of repairing, rebuilding or restoring part or all of the Granted Property damaged, destroyed or taken (“Restoration”), but only for and to the extent that the Grantor shows by such evidence of costs that the proceeds, award or compensation (“Restoration Funds”) remaining on deposit with the Beneficiary, together with any additional funds irrevocably allocated or otherwise provided for in a manner satisfactory to the Beneficiary for such purpose, shall be sufficient to complete such Restoration and restore the Granted Property (as nearly as practicable) at least to the market value and condition which existed immediately prior to the damage, destruction, condemnation or taking, as the case may be, free from liens or encumbrances except Permitted Encumbrances. The Grantor shall deliver to the Beneficiary any additional funds needed to complete the Restoration prior to the disbursement of any Restoration Funds. Every such application for the payment of such proceeds, award or compensation shall state that no Event of Default has occurred and is continuing. Any proceeds in excess of the amount needed for Restoration remaining after the Restoration has been completed shall be (i) if the amount of rent payable under the Lease has been reduced as a result of such condemnation, such amounts shall be held by the Beneficiary and at the option of the Beneficiary either (y) applied to future payments on the Note as they come due (or as otherwise required to satisfy any obligations of the Grantor under any of the Operative Agreements) to the extent necessary after the application of each rent payment thereafter received or (z) applied to the outstanding principal (without premium) and interest then due on the Note (provided that, if amounts are applied to principal, the amortization schedule on the Note shall be adjusted to, if possible, avoid a future payment default while at the same time amortize the outstanding principal on the Note in full by the original maturity date of the Note) or (ii) if the amount of rent payable under the Lease has not been so reduced as a result of such condemnation and so long as no Default or Event of Default is then existing, such amounts (after application to any other amounts the due hereunder or under any of the other Operative Documents) shall be disbursed to the Grantor. The Beneficiary shall receive a supplement hereto, as insured by appropriate title insurance acceptable to the Beneficiary.

Exhibit 10.4

(b)    Subject to Section 2.15(b) hereof with respect to adjustments of losses, any appraisal or adjustment of such loss or any settlement or payment of indemnity therefor which shall be agreed upon between the Grantor and the relevant insurance company shall be accepted by the Beneficiary.
(c)    The Special Risk Insurer shall have been given the right, but not the obligation, to participate as an interested party in any proceedings which may result in a Claim (as defined in the Special Risk Policy) and the Grantor shall take all actions necessary to enable the Special Risk Insurer to so participate including, without limitation, in relation to proceedings with any Governmental Entity (as defined in the Special Risk Policy) relating to the Event of Loss (as defined in the Special Risk Policy), and any award relating thereto, and in relation to any negotiations or proceedings to determine whether the Scheduled Lease Payments (as defined in the Special Risk Policy) may be abated or terminated under the Lease on account of an Event of Loss.
Section 4.2.    Title Insurance. Any moneys received by the Beneficiary as payment for any loss under any policy of title insurance which was delivered by the Grantor shall become part of the Granted Property and shall be paid and applied in the same manner contemplated by Section 5.3 hereof.
Section 4.3.    Investment of Insurance Proceeds and Condemnation Awards or Compensation. All insurance proceeds, condemnation awards or compensation received by the Beneficiary as payment for any casualty occurrence or condemnation relating to the Granted Property under any policy of insurance or as an award or compensation for the taking in condemnation or other eminent domain proceedings relating to the Granted Property or any part thereof which is to be disbursed pursuant to Section 4.1(a) hereof shall, at the written request of the Grantor, be invested or reinvested by the Beneficiary in (a) direct obligations of the United States of America maturing in not more than ninety (90) days from the date of such investment, (b) commercial paper maturing within two hundred and seventy (270) days from the date of acquisition and rated in the highest rating classification by at least one national rating agency, or (c) certificates of deposit of commercial banks in the United States of America with capital and surplus of $100,000,000 or more maturing in not more than five (5) days from the date of such investment. Any amounts earned on such investments shall accrue to the benefit of the Grantor and shall be disbursed in accordance with the terms of Section 4.1 hereof. Upon a written request of the Grantor in accordance with the terms of this Deed of Trust, or at any time when the Beneficiary shall determine that cash is required pursuant to Section 4.1 hereof, the Beneficiary shall sell all or any designated part of such investments at the then market price therefor and shall pay and apply the proceeds in accordance with the terms of Section 4.1.
Section 4.4.    Application If Event of Default Exists. Notwithstanding anything to the contrary contained in this Section 4, if an Event of Default has occurred and is continuing to the knowledge of the Beneficiary, all amounts received by the Beneficiary under this Deed of Trust shall be applied in the manner provided for in Section 5 hereof in respect of proceeds and avails of the Granted Property.

SECTION 5.	DEFAULTS AND REMEDIES THEREFOR.
Section 5.1.    Events of Default. Any one or more of the following shall constitute an Event of Default as the term is used herein:
(a)    Default in the payment of interest or principal or premium, if any, on the Note when the same shall have become due and such Default shall continue for five (5) days; or
(b)    Default shall occur in the observance and performance of any covenant or agreement contained in Section 2.3, 2.4, 2.15 or 2.18(b) hereof; or
(c)    Default shall occur in the observance or performance of any other provision of this Deed of Trust not specifically described in the foregoing subparagraphs of this Section 5.1 which is not remedied within thirty (30) days after the earlier of (i) written notice thereof from the Beneficiary or the Escrow Agent to the Grantor, or (ii) the first date on which an officer, member, partner, trustee or beneficial owner of the Grantor shall have actual knowledge of such a Default; or
(d)    Default shall occur under the Lease and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or
(e)    An Escrow Shortfall shall occur and continue beyond the period of grace, if any, allowed under the Escrow and Servicing Agreement; or

Exhibit 10.4

(f)    If any statement, certification, representation or warranty made by the Grantor herein or in any other Operative Agreement, or made by or on behalf of the Grantor in any statement or certificate furnished by or on behalf of the Grantor in connection with the consummation of the issuance and sale of the Note or furnished by or on behalf of the Grantor or pursuant to the Note Purchase Agreement or any other Operative Agreement, proves untrue in any material respect as of the date of the issuance or making thereof; or
(g)    [Intentionally Omitted]; or
(h)    If final judgment for the payment of money shall be rendered against the Grantor and the Grantor shall not discharge or cause the same to be discharged within ninety (90) days from the entry thereof or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a stay of execution pending such appeal and appropriate reserves established; or
(i)    If the Grantor defaults under any other mortgage or security agreement covering any part of the Granted Property whether it be superior or junior in lien to this Deed of Trust and the same is accelerated as a result of such default; or
(j)    The Grantor: (1) admits in writing its inability to pay its debts generally as they become due; (2) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (3) makes an assignment for the benefit of creditors generally; (4) consents to, or acquiesces in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (5) files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other comparable federal or state statute or law; (6) has a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of the Grantor, or of the whole or any substantial part of the property or assets of the Grantor; (7) has a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other comparable federal or state statute or law and such petition shall remain undismissed for ninety (90) days; (8) under the provisions of any other law for the relief or aid of debtors, has any court of competent jurisdiction assume custody or control of the Grantor or of the whole or any substantial part of its property or assets; (9) has an attachment or execution levied against any substantial portion of any property of the Grantor which is not discharged or dissolved by a bond within ten (10) business days; (10) ceases to exist, is liquidated, or is dissolved; or (11) if any of the foregoing events occurs with respect to the Tenant; or
(k)    The Lease or any other Operative Document shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or the Tenant shall contest or deny the validity or enforceability of any of its obligations under the Lease; or
(l)    An event of default beyond any applicable grace, notice and cure periods shall occur under or with respect to any provision of any Operative Agreement, which event of default is not specifically described in any other subparagraph of this Section 5.1.
Section 5.2.    Remedies. When any Event of Default described in subparagraph (j) of Section 5.1 has occurred, then the Note shall immediately become due and payable (together with the Make-Whole Amount) without presentment, demand or notice of any kind and when any Event of Default has occurred and is continuing, the Beneficiary (or the Trustee if required by law) may exercise any one or more or all, and in any order, of the remedies hereinafter set forth, it being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:
(a)    The Beneficiary (or the Trustee if required by law) may, by notice in writing to the Grantor declare the entire unpaid balance of the Note to be immediately due and payable; and thereupon all such unpaid balance, together with all accrued interest thereon and premium, if any, shall be and become immediately due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Upon the Note becoming due and payable as a result of any Event of Default as aforesaid, the Grantor will forthwith pay to the Beneficiary the entire principal and interest accrued on the Note and, to the extent permitted by law and as liquidated damages and not as a penalty, an additional amount equal to the then applicable Make-Whole Amount determined as of the date on which the Note shall so become due and payable. No course of dealing on the part of the Beneficiary nor any delay or failure on the part of the Beneficiary to exercise any right shall operate as a waiver of such right or otherwise prejudice

Exhibit 10.4

the Beneficiary’s rights, powers and remedies. The Grantor further agrees, to the extent permitted by law, to pay to the Beneficiary and the Trustee all costs and expenses incurred by it in the collection of the Note upon any default hereunder or thereon, including the reasonable compensation to the Beneficiary’s attorneys and the Trustee’s attorneys for all services rendered in connection therewith.
(b)    Subject always to the then existing rights, if any, of the Tenant or any permitted subtenant or assignee under the Lease, the Beneficiary (or the Trustee if required by law) personally or by agents or attorneys may, to the extent permitted by law (i) enter into and take possession of all or any part of the Granted Property, and may forthwith use, operate, manage, insure, repair and improve the Granted Property and take any other action which, in the Beneficiary’s judgment, is necessary or proper to conserve the value of the Granted Property, (ii) collect and receive all earnings, revenues, rents, issues, profits and income from the Granted Property or any part thereof (and for such purpose the Grantor does hereby irrevocably constitute and appoint the Beneficiary (or the Trustee if required by law) its true and lawful attorney-in-fact for it and in its name, place and stead to receive, collect and receipt for all of the foregoing, the Grantor irrevocably acknowledging that any payment made to the Beneficiary hereunder shall be a good receipt and acquittance against the Grantor to the extent so made), (iii) pay all principal charges including taxes and assessments levied thereon and operating and maintenance expenses and all disbursements and liabilities of the Grantor hereunder and (iv) apply the net proceeds arising from any such operation of the Granted Property as provided in Section 5.3 hereof in respect of the proceeds of a sale of the Granted Property. The right to enter and take possession of the Granted Property and use any personal property therein, to manage, operate and conserve the same, and to collect the rents, issues and profits thereof, shall be in addition to all other rights or remedies of the Beneficiary (or the Trustee, if required by law) hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. The expenses (including any reasonable receiver’s fees, counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby which the Grantor promises to pay upon demand together with interest at the Default Rate. The Beneficiary shall not be liable to account to the Grantor for any action taken pursuant hereto other than to account for any rents actually received by the Beneficiary. Without taking possession of the Granted Property, the Beneficiary (or the Trustee, if required by law) may, in the event the Granted Property becomes vacant or is abandoned, take such steps as it deems appropriate to protect and secure the Granted Property (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional Indebtedness Hereby Secured payable upon demand with interest thereon at the Default Rate.
(c)    The Beneficiary (or the Trustee, if required by law) may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale to the Grantor at least thirty (30) days prior to the date of such sale and having given any other notice which may be required by law, sell and dispose of said Granted Property or any part thereof at public auction or private sale to the highest bidder, which may be the Grantor in one lot as an entirety or in separate lots (the Grantor for itself and for all who may claim by, through or under it hereby expressly waiving and releasing all rights to have the Granted Property marshalled to the extent permitted by law), and either for cash or on credit and on such terms as the Beneficiary may determine and at any place (whether or not it be the location of the Granted Property or any part thereof) designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales or for any such adjourned sale or sales, without further published notice.
(d)    The Beneficiary (or the Trustee, if required by law) may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the Note, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Deed of Trust, or for the enforcement of any other appropriate legal or equitable remedy. Upon the bringing of any suit to foreclose this Deed of Trust or to enforce any other remedy available hereunder, the plaintiff shall be entitled as a matter of right, without notice and without giving bond to the Grantor or anyone claiming under, by or through it, and without regard to the solvency or insolvency of the Grantor or the then value of the Granted Property, to apply to an appropriate court to have a receiver appointed of all the Granted Property and of the earnings, income, rents, issues, profits and proceeds thereof, with such power as the court making such appointment shall confer and the Grantor does hereby irrevocably consent to such appointment.
(e)    In case of any sale of the Granted Property, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Deed of Trust, the Beneficiary (or the Trustee, if required by law) may bid and become the purchaser, and the purchaser or purchasers, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest and premium matured and unpaid thereon, in order that there may be credited as paid on the purchase price

Exhibit 10.4

the sum apportionable and applicable to the Note, including principal and interest and premium thereof, out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. If at any foreclosure proceeding the Granted Property shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the Beneficiary shall be entitled to the entry of a deficiency decree against the Grantor and against the property of the Grantor for the amount of such deficiency.
(f)    The Beneficiary (or the Trustee, if required by law) shall have any and all rights and remedies (including, without limitation, extra judicial power of sale) provided to a secured party by the Uniform Commercial Code with respect to any and all parts of the Granted Property which are and which are deemed to be governed by the Uniform Commercial Code. Without limiting the generality of the foregoing, the Beneficiary (or the Trustee, if required by law) shall, with respect to any part of the Granted Property constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the Uniform Commercial Code, have all the rights, options and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found. Any requirement of said Uniform Commercial Code for reasonable notification shall be met by mailing written notice to the Grantor at its address set forth in Section 6.3 at least thirty (30) days prior to the sale or other event for which such notice is required.
(g)    The provisions of this Section 5.2 are subject to the condition that if at any time after the Note has been declared due and payable by reason of the occurrence of any Event of Default described in Section 5.1, then in every such case the Beneficiary may at its option by notice in writing sent to the Grantor, rescind and annul any such declaration and its consequences with respect to the Note and in any such event the Grantor, the Trustee and the Beneficiary shall be restored to their former positions and rights hereunder, respectively; provided that at the time such declaration is annulled and rescinded:
(i)    no judgment or decree has been entered for the payment of any monies due pursuant to the Note or this Deed of Trust;
(ii)    all arrears of interest upon the Note and all other sums payable under the Note and under this Deed of Trust (except any principal, interest or premium on the Note which has become due and payable solely by reason of such declaration under Section 5.2) shall have been duly paid; and
(iii)    each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 5.1;
and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.
Section 5.3.    Application of Proceeds. The purchase money proceeds and/or avails of any sale of the Granted Property, or any part thereof, and the proceeds and the avails of any remedy hereunder and/or amounts held pursuant to Section 4 hereof shall be paid to and applied as follows:
(a)    first, to the payment of costs and expenses of foreclosure or suit, if any, and of such sale, and to the extent permitted by applicable law, the reasonable compensation of the Beneficiary, its agents, attorneys and counsel and of all proper expenses, liability and advances incurred or made hereunder by the Beneficiary, and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or other superior lien subject to which said sale may have been made; and
(b)    second, to the amount then owing or unpaid on the Note for principal, premium, if any, and interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then to the Beneficiary, with application on the Note to be made, first, to unpaid premium, if any, second, to the unpaid interest thereon, and third, to unpaid principal thereof; and
(c)    third, to the payment of any other Indebtedness Hereby Secured; and
(d)    fourth, to the payment of the surplus, if any, to the Grantor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

Exhibit 10.4

Section 5.4.    Waiver of Extension, Appraisement and Stay Laws. The Grantor covenants that, upon the occurrence of an Event of Default and the acceleration of the Note pursuant to Section 5.2 and to the extent that such rights may then be lawfully waived, it will not at any time thereafter insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension or moratorium law now or at any time hereafter in force, or claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Granted Property or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction or, after confirmation of any such sale or sales claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, all benefit and advantage of any such law or laws which would otherwise be available to any such Person in connection with the enforcement of any of the Beneficiary’s remedies hereunder; and covenants that it will not in connection with any such enforcement proceedings invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Beneficiary but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Grantor hereby waives any and all rights of redemption from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of the Grantor, and each and every Person acquiring any interest in, or title to the Granted Property described herein subsequent to the date of this Deed of Trust, and on behalf of all other Persons to the extent permitted by applicable law.
Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Grantor in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Grantor, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through the Grantor, its successors or assigns.
Section 5.5.    Costs and Expenses of Foreclosure. In any suit to foreclose the lien hereon there shall be allowed and included as additional Indebtedness Hereby Secured in the decree for sale all reasonable expenditures and expenses which may be paid or incurred by or on behalf of the Beneficiary for attorney’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as the Beneficiary may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Granted Property, all of which expenditures shall become so much additional Indebtedness Hereby Secured which the Grantor agrees to pay and all of such shall be immediately due and payable with interest thereon from the date of expenditure until paid at the Default Rate.
Section 5.6.    Delay or Omission Not a Waiver. No delay, failure or omission of the Beneficiary to exercise any right, power or remedy arising from any default on the part of the Grantor shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by the Beneficiary of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom, except as may be otherwise provided herein. No right, power or remedy hereunder is intended to be exclusive of any other right, power or remedy but each and every right, power and remedy shall be cumulative and in addition to any and every other right, power and remedy given hereunder or otherwise existing. Nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the Indebtedness Hereby Secured operate to prejudice, waive or affect the security of this Deed of Trust or any rights, powers or remedies hereunder; nor shall the Beneficiary be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.
Section 5.7.    Restoration of Positions. If the Beneficiary has instituted any proceeding to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Beneficiary, then and in every such case the Grantor, the Trustee and the Beneficiary shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Beneficiary shall continue as though no such proceedings had been instituted.
Section 5.8.    Note to Become Due upon Sale. Upon any sale of the Property or transfer of a controlling interest in the Grantor under or by virtue of this Deed of Trust, except as permitted under Section 2.3(g) or (h) hereof, whether pursuant to foreclosure, power of sale or otherwise, the entire unpaid principal amount of the Note shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon and premium, if any, and all other Indebtedness Hereby Secured, anything contrary in this Deed of Trust, the Note or any other instrument serving the Note notwithstanding.

Exhibit 10.4

SECTION 6.	MISCELLANEOUS.
Section 6.1.    Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, premises and agreements in this Deed of Trust contained by or on behalf of the Grantor, or by or on behalf of the Beneficiary, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.
Section 6.2.    Severability. The unenforceability or invalidity of any provision or provisions of this Deed of Trust shall not render any other provision or provisions herein contained unenforceable or invalid.
Section 6.3.    Addresses for Notices and Demands. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when received (or refused) delivered personally or when deposited in the United States mail, registered or certified, postage prepaid, or by prepaid overnight air courier, addressed as follows:

If to the Grantor:                    TRT LeaseCo, LLC
c/o BNSF-Delpres Investments, Ltd.
100 Sheppard Avenue East, Suite 502
Toronto, ON M2N 6N5
Canada
Attention: Larry Krauss
with a copy to:

c/o BNSF-Delpres Investments, Ltd.
10290 West Atlantic Avenue, #480127
Delray Beach, FL 33448
Attention: Leo Schwartz

with a copy to:
Dain, Torpy, Le Ray, Wiest & Garner, P.C.
745 Atlantic Avenue, 5th Floor
Boston, Massachusetts 02111
Attention: Tim Pecci

If to the Beneficiary:                Wells Fargo Bank Northwest, N.A., as trustee
299 S. Main Street, 5th Floor
MAC: U1228-051
Salt Lake City, Utah 84111
Attention: Corporate Trust Lease Group
or as to either party at such other address as such party may designate by notice duly given in accordance with this Section to the other party.
Section 6.4.    Headings and Table of Contents. The headings of the sections of this Deed of Trust and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section 6.5.    Release of Deed of Trust. The Beneficiary shall release this Deed of Trust and the lien hereof by proper instrument or instruments upon payment in full of all Indebtedness Hereby Secured.
Section 6.6.    Counterparts. This Deed of Trust may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Deed of Trust.

Exhibit 10.4

Section 6.7.    Successor Trustee. The Beneficiary may, at any time, by instrument in writing, appoint a successor or successors to, or discharge and appoint a new Trustee in the place of, any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by the Trustee, and recorded in the office of the County Recorder of the county wherein the Granted Property is situated, shall be conclusive proof of the proper substitution of such successor or successors or new Trustee, who shall have all the estate powers, duties, rights and privileges of the predecessor Trustee.
Section 6.8.    Governing Law. This Deed of Trust should be construed in accordance with and governed by the laws of the State of Texas.
Section 6.9.    Time. Time shall be of the essence for this Deed of Trust.
Section 6.10.    Limitations of Liability. Notwithstanding anything to the contrary contained in the Operative Agreements, except as set forth in the Indemnity and Guaranty Agreement, no Person who directly or indirectly owns any membership or other equity interest in the Grantor (each, a “Non-Recourse Person”) shall have any personal liability for (i) the payment of any sum of money which is or may be payable under the Note or any other Operative Agreement, including, but not limited to, the repayment of the Note or (ii) the performance or discharge of any covenants, obligation or undertakings of the Grantor under any Operative Agreement, and no monetary or deficiency judgment shall be sought or enforced against any Non‑Recourse Person with respect thereto. Nothing in this Section 6.10 is intended to or shall in any way affect or invalidate any lien or security interest created by this Deed of Trust. This Section 6.10 shall not be construed to prohibit the joining of the Grantor in any foreclosure procedure involving the Granted Property. This Section 6.10 shall not in any way affect the obligations of the Tenant under the Lease, any other tenant under the Other Leases or any Lease Guarantor under any Lease Guaranty.
Section 6.11.    Expenses, Stamp Tax Indemnity. Whether or not the Note is sold, the Grantor will pay all reasonable expenses relating to the Operative Agreements, including but not limited to: (i) the cost of reproducing the Operative Agreements; (ii) the reasonable fees and disbursements of Chapman and Cutler LLP, special counsel for the beneficial holder of the Note; (iii) the Beneficiary’s reasonable out-of-pocket expenses; (iv) all recording and filing fees and stamp taxes in connection with the recordation or filing and re-recordation or re-filing of the items referred to in Section 3.1(b) of the Note Purchase Agreement; (v) the reasonable fees and disbursements of the title company referred to in Section 3.2(c) of the Note Purchase Agreement in connection with the issuance of the title insurance policy and the reasonable fees and disbursements of the civil engineer or surveyor which conducted the survey referred to in Section 3.2(b) of the Note Purchase Agreement in connection with the preparation of such survey; (vi) the reasonable fees and disbursements of (a) the Person that prepared the Environmental Assessment referred to in Section 3.2(d) of the Note Purchase Agreement and (b) the Person that prepared the appraisal referred to in Section 3.2(e) of the Note Purchase Agreement; (vii) the reasonable fees and disbursements of the Escrow Agent in connection with its duties under the Escrow and Servicing Agreement; and (viii) all reasonable expenses relating to any amendments, waivers or consents pursuant to the provisions of any of the Operative Agreements, including without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Grantor of its obligations under any of the Operative Agreements or relating to the performance by the Tenant of its obligations under the Lease. The obligations of the Grantor under this Section 6.11 shall survive the payment or prepayment of the Note and the termination of any of the Operative Agreements.
Section 6.12.    Cooperation. The Grantor acknowledges that the Beneficiary and its successors and assigns may (a) sell, transfer or assign this Deed of Trust, the Note and the Operative Agreements to one or more investors as a whole loan, in a rated or unrated public offering or private placement, (b) participate the loan (the “Loan”) secured by this Deed of Trust to one or more investors in a rated or unrated public offering or private placement, (c) deposit this Deed of Trust, the Note and the Operative Agreements with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement, or (d) otherwise sell the Loan or any interest therein to investors in a rated or unrated public offering or private placement (the transactions referred to in clauses (a) through (d) are hereinafter referred to as “Secondary Market Transactions”). The Grantor shall, at Beneficiary’s expense, cooperate in good faith with Beneficiary in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including without limitation, an institutional purchaser, participant or investor) including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel reasonably acceptable to such other purchasers, participants or investors may require; provided, however, that the Grantor shall not be required to modify any documents evidencing or securing the Loan which would modify (i) the interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Loan. The Grantor shall provide such information and documents relating to the Grantor, the Granted Property and the Tenant as Beneficiary shall reasonably request. The Grantor acknowledges that certain information regarding the Loan and the parties thereto and the Granted Property may be included in a private placement memorandum, prospectus or other disclosure documents.

Exhibit 10.4

Section 6.13.    No Merger of Estates. There shall be no merger of the Lease or the leasehold estate created thereby with the fee estate in the Granted Property or any part thereof by reason of the same person or entity acquiring or holding, directly or indirectly, any interest in the Lease or the leasehold estate created thereby as well as the fee estate in the Granted Property. Nothing contained in this Section shall be deemed to prohibit the Tenant under the Lease from acquiring the fee interest in the Granted Property, subject, however, to the terms of the preceding sentence and Section 2.3(g) hereof.
Section 6.14.    NAIC Filing. The Grantor hereby represents and warrants to, and covenants with, the Trustee and the Beneficiary that as of the date hereof and until such time as the Indebtedness Hereby Secured shall be indefeasibly paid in full, the Grantor will take all such actions and otherwise cooperate with any request made by the Beneficiary, the Trustee or any of their respective special counsel which is reasonably necessary to ensure that the subject transaction shall be eligible for “Schedule D” reporting on the Beneficiary’s NAIC Annual Statement and, if the NAIC determines that the Beneficiary’s investment in the Note is not eligible for such “Schedule D” reporting, the Grantor will take such actions and otherwise cooperate with any request made by the Beneficiary or its counsel which is reasonably necessary to obtain such eligibility; provided, however, that the Beneficiary acknowledges and agrees that the Grantor shall not be required to make any change or amendments which would have a material adverse monetary effect on the Grantor or materially increase the obligations of the Grantor under the Operative Agreements. For purposes of this Section 6.14, any reference to Beneficiary shall also include any beneficial owner of the Beneficiary or any beneficial holder or other holder of the Note or any portion thereof.
Section 6.15.    [Intentionally Omitted]
Section 6.16.    Usury Savings Clause. Interest on the Indebtedness Hereby Secured secured by this Deed of Trust shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the Indebtedness Hereby Secured or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Indebtedness Hereby Secured or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this Deed of Trust and all other Operative Agreement and instruments concerning the Indebtedness Hereby Secured.
Section 6.17.    Concerning the Beneficiary. It is expressly understood and agreed by the parties hereto and the holders of the certificates issued under the Declaration that (a) this Agreement is executed and delivered by Beneficiary not in its individual or personal capacity but solely in its capacity as trustee under the Declaration, in the exercise of the powers and authority conferred and vested in it as trustee under the Declaration, subject to the protections, indemnities and limitations from liability afforded to the trustee thereunder; (b) in no event shall Wells Fargo Bank Northwest, National Association, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the trust created pursuant to the Declaration (the “Trust”) (or on behalf of the Trust) hereunder, as to all of which recourse shall be had solely to the Granted Property; (c) nothing contained herein shall be construed as creating any liability on Wells Fargo Bank Northwest, National Association, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wells Fargo Bank Northwest, National Association, be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by purchasers of the certificates of the Trust or the Trust hereunder, except to the extent of Trustee’s willful misconduct, bad faith or gross negligence (or ordinary negligence in connection with the handling of funds).

SECTION 7.	ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE.
The Trustee accepts this trust and it shall be deemed delivered when this Deed of Trust is executed. From time to time, upon written request of Beneficiary and, to the extent required by applicable law presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any of the Indebtedness Hereby Secured, Beneficiary, or Trustee at Beneficiary’s direction, may, without obligation to do so or liability therefor and without notice: (a) reconvey all or any part of the Granted Property from the lien of this Deed of Trust; (b) consent to the making of any map or plat of the Granted Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Granted Property, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of its rights and remedies available under this Deed of Trust, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trusts and the enforcement of said rights and remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Grantor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of

Exhibit 10.4

Trust. Trustee shall not be obligated to perform any act required of it under this Deed of Trust unless the performance of the act is requested in writing and Trustee is reasonably indemnified against all losses, costs, liabilities and expenses in connection therewith.
Section 7.1.    Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to the Grantor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
Section 7.2.    Trustee’s Fees. The Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.
Section 7.3.    Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Notes, this Deed of Trust or the other Operative Agreements, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys‑in‑fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney‑in‑fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Granted Property for debts contracted for or liability or damages incurred in the management or operation of the Granted Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.
Section 7.4.    Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.
Section 7.5.    Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from the Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by the Grantor.

SECTION 8.	STATE SPECIFIC PROVISIONS.
The addendum attached hereto (“Addendum A”) contains state specific provisions and is hereby made a part of this Deed of Trust. To the extent of any conflict between the terms and provisions of Addendum A and the terms and provisions of this Deed of Trust, the terms and provisions of Addendum A shall govern and control the rights and obligations of the parties.

Exhibit 10.4

[Signatures on Next Page]

Exhibit 10.4

IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be executed, all as of the day and year first above written.

TRT LEASECO, LLC, a Delaware
limited liability company

By:
Name: Leo S. Schwartz
Title: Vice President

Exhibit 10.4

State of         )
) SS
County of    )
I, _________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that Leo S. Schwartz to me known, who declared and acknowledged that he is the Vice President of TRT LEASECO, LLC, a limited liability company organized under the laws of the State of Delaware, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that he, being thereunto duly authorized, signed and delivered the said instrument as the free and voluntary act of said limited liability company and as his own free and voluntary act, for the uses and purposes therein set forth.
Given under by hand and notarial seal this ____ day of _____________, 2015.

____________________________
Notary Public

Printed Name:____________________________
(SEAL)
Commission expires:

Exhibit 10.4

DESCRIPTION OF REAL PROPERTY
STATE OF TEXAS)
COUNTY OF LIBERTY)
LEASE EXHIBIT A-1)

FIELD NOTES of a 187.1838 acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, the Elizabeth Munson League, Abstract 88 and the G. C. & S. F. Railroad Company Survey No. 21, Abstract 459, all in Liberty County, Texas. Said 187.1838 acres being comprised of the following tracts:

1) part of that certain 9.43 acres (Tract XV), conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas;

2) part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas;

3) part of that certain 556.0186 acres (Tract IX) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000453 of the Official Public Records of Liberty County, Texas;

4) all of that certain 7.909 acres conveyed by Bill Sjolander to CMC Railroad III-A, Inc. by Deed dated November 12, 1998 and recorded in Volume 1748 at Page 681 of the Official Public Records of Liberty County, Texas;

5) all of that certain 8.179 acres conveyed by Bill Sjolander to CMC Railroad III, Inc. by Correction Deed dated December 29, 1998 and recorded in Volume 1756 at Page 131 of the Official Public Records of Liberty County, Texas;

6) all of that certain 7.491 acres conveyed by Bill Sjolander to CMC Railroad III-B, Inc. by Deed dated February 15, 2001 and recorded in Volume 1883 at Page 488 of the Official Public Records of Liberty County, Texas;

7) all of that certain 41.113 acres conveyed by Bill Sjolander to CMC Railroad III-C, Inc. by Deed dated October 3, 2002 and recorded under County Clerk's File No. 2002052310 of the Official Public Records of Liberty County, Texas;

8) all of that certain 20.7538 acres (called 20.7555 acres) conveyed by Bill Sjolander to CMC Railroad III-C, Inc. by Deed dated October 30, 2003 and recorded under County Clerk's File No. 2003016744 of the Official Public Records of Liberty County, Texas;

9) all of that certain 5.06 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated December 29, 2003 and recorded under County Clerk's File No. 2004005453 of the Official Public Records of Liberty County, Texas;

10) all of that certain 29.8786 acres conveyed by Bill Sjolander to CMC Railroad III-D, Inc. by Deed dated February 22, 2006 and recorded under County Clerk's File No. 2006008609 of the Official Public Records of Liberty County, Texas;

11) all of that certain 0.6428 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009503 of the Official Public Records of Liberty County, Texas;

12) all of that certain 0.9570 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009505 of the Official Public Records of Liberty County, Texas;

13) all of that certain 0.312 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009507 of the Official Public Records of Liberty County, Texas;

14) all of that certain 1.1785 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009508 of the Official Public Records of Liberty County, Texas;

15) all of that certain 1.2252 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009509 of the Official Public Records of Liberty County, Texas;

16) all of that certain 9.3427 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009510 of the Official Public Records of Liberty County, Texas;

Exhibit 10.4

17) all of that certain 3.2751 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009511 of the Official Public Records of Liberty County, Texas;

18) all of that certain 1.0991 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009512 of the Official Public Records of Liberty County, Texas;

19) part of that certain 0.6605 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009502 of the Official Public Records of Liberty County, Texas;

20) all of that certain 0.4527 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009504 of the Official Public Records of Liberty County, Texas;

21) all of that certain 0.478 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009506 of the Official Public Records of Liberty County, Texas;

22) part of that certain 387.716 acres conveyed by J. B. Sterling, et ux, to Bill Sjolander by Deed dated June 4, 1997 and recorded in Volume 1671 at Page 721 of the Official Public Records of Liberty County, Texas;

23) part of Lots 4, 8, 9, 10 and 11 of the Brown & Sterling Subdivision as recorded in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas;

Said 187.1834 acres being part of that same land conveyed by CMC Railroad, Inc. to TRT LeaseCo, LLC, by Instrument dated July 21, 2014 and recorded under County Clerk's File No. 2014011029 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

COMMENCING at a 3/4 inch iron pipe found in the West right-of-way line of the Southern Pacific Railroad/Union Pacific Railroad 100 foot wide right-of-way described in Volume 69 at Page 410 of the Deed Records of Liberty County, Texas, for the Northeast corner of said 9.43 acres. Said COMMENCING POINT has a State Plane Coordinate Value of Y=10,015,250.46 and X=4,015,864.67.

THENCE: South 10°24'11" West along the East line of said 9.43 acres and the West line of said Railroad for a distance of 714.00 feet to a 6 inch railroad spike set for the Northeast corner and POINT OF BEGINNING of this tract. Said BEGINNING POINT has a State Plane Coordinate Value of Y=10,014,548.10 and X=4,015,735.73.

THENCE: Continue South 10°24'11" West along the East line of this tract, the East line of said 9.43 acres, the East line of said 0.6428 of an acre, the East line of said 8.179 acres, the East line of said 0.6605 of an acre, the East line of said 387.716 acres and the West line of said Railroad, for a distance of 11,975.24 feet to a 1/2 inch iron rod, with cap (BHA), set for the Southeast corner of this tract.

THENCE: North 45°39'48" West along the South line of this tract for a distance of 370.80 feet to 1/2 inch iron rod, with cap (BHA), set for an angle point in said line.

THENCE: North 64°25'10" West along the South line of this tract for a distance of 121.23 feet to a 1/2 inch iron rod, with cap (BHA), set for the BEGINNING POINT of a curve to the right, concave Northeasterly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 278.59 feet, a central angle of 55°23'16" and a chord bearing and distance of North 33°26'52" West 258.95 feet, for an arc length of 269.31 feet to a 1/2 inch iron rod, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 11°16'48" West along the South line of this tract for a distance of 94.88 feet to a 1/2 inch iron rod, with cap (BHA), set for the BEGINNING POINT of a curve to the left, concave Southwesterly.

Exhibit 10.4

THENCE: Along and around said curve to the left, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 100.83 feet, a central angle of 31°33'57" and a chord bearing and distance of North 26°04'50" West 54.85 feet, for a distance of 55.55 feet to a 1/2 inch iron rod, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 50°28'52" West along the South line of this tract for a distance of 53.59 feet to a 1/2 inch iron rod, with cap (BHA), set for an angle point in said line.

THENCE: North 79°09'07" West along the South line of this tract for a distance of 118.53 feet to a 1/2 inch iron rod, with cap (BHA), set for the BEGINNING POINT of a curve to the right, concave Northerly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 766.47 feet, a central angle of 15°16'42" and a chord bearing and distance of North 64°02'19" West 203.78 feet, for an arc length of 204.38 feet to a 1/2 inch iron rod, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 46°35'03" West along the South line of this tract for a distance of 73.25 feet to a 1/2 inch iron rod, with cap (BHA), set for the BEGINNING POINT of a curve to the right, concave Northeasterly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 1265.11 feet, a central angle of 08°49'24" and a chord bearing and distance of North 39°45'41" West 194.63 feet, for an arc length of 194.82 feet to a 1/2 inch iron rod, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 31°13'25" West along the South line of this tract for a distance of 77.48 feet to a 1/2 inch iron rod, with cap (BHA), set for the BEGINNING POINT of a curve to the right, concave Northeasterly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 532.17 feet, a central angle of 05°54'14" and a chord bearing and distance of North 34°31'45" West 54.81 feet, for an arc length of 54.84 feet to a 1/2 inch iron rod, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 36°58'09" West along the South line of this tract for a distance of 95.38 feet to a 1/2 inch iron rod, with cap (BHA), set for the Southwest corner of this tract.

THENCE: North 10°06'29" East along the Southernmost West line of this tract for a distance of 2061.47 feet to 1/2 inch iron rod, with cap (BHA), set for an angle point in said line.

THENCE: North 23°37'17" East along the Southernmost West line of this tract for a distance of 3542.57 feet to a 1/2 inch iron rod, with cap (BHA), set for the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve to the left, in a Northerly direction, along the Southernmost West line of this tract, said curve having a radius of 250.00 feet, a central angle of 47°33'34" and a chord bearing and distance of North 00°09'30" West 201.61 feet, for an arc length of 207.52 feet to 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 23°56'17" West along the Southernmost West line of this tract for a distance of 88.32 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the BEGINNING POINT of a curve to the right, concave Easterly.

THENCE: Along and around said curve to the right, in a Northerly direction, along the Southernmost West line of this tract, said curve having a radius of 61.37 feet, a central angle of 58°06'24" and a chord bearing and distance of North 01°21'36" West 59.61 feet, for an arc length of 62.24 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: North 25°23'29" East along the Southernmost West line of this tract for a distance of 87.15 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 25°43'49" East along the Southernmost West line of this tract for a distance of 184.75 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 32°12'03" East along the Southernmost West line of this tract for a distance of 237.19 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

Exhibit 10.4

THENCE: North 28°23'03" East along the Southernmost West line of this tract for a distance of 456.93 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: North 61°36'57" West along an exterior line of this tract for a distance of 28.12 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an exterior corner of this tract.

THENCE: North 28°23'03" East along an exterior West line of this tract for a distance of 45.21 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an exterior corner of this tract.

THENCE: South 61°36'57" East along an exterior line of this tract for a distance of 28.12 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: North 28°23'03" East along an exterior West line of this tract for a distance of 117.71 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 31°11'20" East along an exterior West line of this tract for a distance of 527.80 feet to a 6 inch railroad spike set for an exterior corner of this tract.

THENCE: South 58°48'40" East along an exterior line of this tract for a distance of 61.15 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: North 23°17'21" East along the Northernmost West line of this tract for a distance of 107.19 feet to a 6 inch railroad spike set for the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve to the left, in a Northerly direction, along the Northernmost West line of this tract, said curve having a radius of 1136.50 feet, a central angle of 04°05'28" and a chord bearing and distance of North 20°42'40" East 81.13 feet, for an arc length of 81.15 feet to a 6 inch railroad spike set for the TERMINATION POINT of said curve.

THENCE: North 17°28'06" East along the Northernmost West line of this tract for a distance of 77.62 feet to a 6 inch railroad spike set for the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve to the left, in a Northerly direction, along the Northernmost West line of this tract, said curve having a radius of 2741.00 feet, a central angle of 08°04'51" and a chord bearing and distance of North 13°41'11" East 386.26 feet, for an arc length of 386.58 feet to a 6 inch railroad spike set for the TERMINATION POINT of said curve.

THENCE: North 10°23'02" East along the Northernmost West line of this tract for a distance of 2979.42 feet to a 1/2 inch iron rod, with cap (BHA), set for the Northwest corner of this tract.

THENCE: South 79°36'58" East along the North line of this tract for a distance of 39.69 feet to the PLACE OF BEGINNING and containing within these boundaries 187.1838 acres or 8,153,728.10 square feet of land.

STATE OF TEXAS)
COUNTY OF LIBERTY)
LEASE EXHIBIT A-2)

FIELD NOTES of a 3.2622 acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 3.2622 acres being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said 3.2622 acres is part of that same land conveyed by CMC Railroad, Inc. to TRT LeaseCo, LLC by Instrument dated July 21, 2014 and recorded under County Clerk's File No. 2014011029 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

Exhibit 10.4

BEGINNING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said 261.0209 acres and the North line of said T. C. Railroad Company Survey No. 39 for the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said BEGINNING POINT has a State Plane Coordinate Value of Y=10,011,205.18 and X=4,015,020.32.

THENCE: South 54°55'20" West along the East line of this tract for a distance of 453.17 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Southeast corner of this tract.

THENCE: South 87°44'49" West along the South line of this tract for a distance of 375.15 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 47°42'39" West along the South line of this tract for a distance of 9.99 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 28°12'44" West along the South line of this tract for a distance of 15.31 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 11°48'16" West along the South line of this tract for a distance of 14.95 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Southwest corner of this tract.

THENCE: North 02°37'47" West along the West line of this tract for a distance of 274.66 feet to a magnetic ("mag") nail set in the North line of said 261.0209 acres, the North line of said T. C. Railroad Company Survey No. 39, the South line of said Munson League, the South line of said Lot 8 and the South line of Rolke Road (County Road 4931 - dedicated 50 feet wide public right-of-way) for the Northwest corner of this tract.

THENCE: North 87°22'13" East along the North line of this tract, the North line of said 261.0209 acres, the North line of said T. C. Railroad Company Survey No. 39, the South line of said Munson League, the South line of said Rolke Road and the South line of said Lot 8 for a distance of 776.83 feet to the PLACE OF BEGINNING and containing within these boundaries 3.2622 acres or 142,102.94 square feet of land.

STATE OF TEXAS)
COUNTY OF LIBERTY)
AEROBIC SYSTEM SPRINKLER FIELD)
EXHIBIT A-3)

FIELD NOTES of a 1.3151 acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 1.3151 acres being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said 1.3151 acres being part of that same land conveyed by CMC Railroad, Inc. to TRT LeaseCo, LLC by Instrument dated July 21, 2014 and recorded under County Clerk's File No. 2014011029 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

COMMENCING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres for the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said COMMENCING POINT has a State Plane Coordinate Value of Y=10,011,205.18 and X=4,015,020.32.

Exhibit 10.4

THENCE: South 87°22'13" West along the South line of said Lot 8, the South line of said Munson League, the South line of Rolke Road (County Road 493--dedicated 50 feet wide public right-of-way), the North line of said T. C. Railroad Survey No. 39 and the North line of said 261.0209 acres for a distance of 815.11 feet to a an "X" in concrete set for the Northeast corner and POINT OF BEGINNING of this tract. Said BEGINNING POINT has a State Plane Coordinate Value of Y=10,011,166.85 and X=4,014,206.05.

THENCE: South 02°28'58" East along the East line of this tract for a distance of 157.87 feet to a magnetic ("mag") nail set for the Southeast corner of this tract.

THENCE: South 87°22'13" West along the South line of this tract for a distance of 362.66 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Southwest corner of this tract.

THENCE: North 02°37'47" West along the West line of this tract for a distance of 157.87 feet to a 1/2 inch iron rod, with cap (BHA), set in the North line of said 261.0209 acres, the North line of said Survey No. 39, the South line of said Munson League and the South line of Lot 21 of said Brown & Sterling Subdivision for the Northwest corner of this tract.

THENCE: North 87°22'13" East along the North line of this tract, the South line of Rolke Road, the South line of said Lot 21, the South line of said Munson League, the North line of said 261.0209 acres and the North line of said Survey No. 39 for a distance of 363.06 feet the PLACE OF BEGINNING and containing within these boundaries 1.3151 acres or 57,284.22 square feet of land.

STATE OF TEXAS)
COUNTY OF LIBERTY)
ENTRANCE EASEMENT EXHIBIT B)

Entrance Easement containing 0.2434 acres as set forth by that certain instrument recorded under Clerk's File No. 2014011032 of the Official Public Records of Liberty County, Texas, and being more particularly described by metes and bounds as follows:

FIELD NOTES of a 0.2434 of an acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 0.2434 of an acre being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said 0.2434 of an acre being that same land described in Easement Agreement Entrance Off 493 Roadway by and between CMC Railroad, Inc. and TRT LeaseCo, LLC dated July 22, 2014 and recorded under County Clerk's File No. 2014011032 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

COMMENCING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres for the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said COMMENCING POINT has a State Plane Coordinate Value of Y=10,011,205.18 and X=4,015,020.32.

THENCE: South 87°22'13" West along the South line of said Lot 8, the South line of said Munson League, the South line of Rolke Road (County Road 493--dedicated 50 feet wide public right-of-way), the North line of said T. C. Railroad Survey No. 39 and the North line of said 261.0209 acres for a distance of 776.82 feet to a magnetic ("mag") nail set for the Northeast corner and POINT OF BEGINNING of this tract. Said BEGINNING POINT has a State Plane Coordinate Value of Y=10,011,169.63 and X=4,014,244.22.

Exhibit 10.4

THENCE: South 02°37'47" East along the East line of this tract for a distance of 274.66 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Southeast corner of this tract.

THENCE: South 88°42'47" West along the South line of this tract for a distance of 4.32 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 87°54'16" West along the South line of this tract for a distance of 28.03 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 84°16'17" West along the South line of this tract for a distance of 6.65 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Southwest corner of this tract.

THENCE: North 02°28'58" West along the West line of this tract for a distance of 274.66 feet to an "X" set in concrete in the North line of said 261.0209 acres, the North line of said Survey No. 39, the South line of said Munson League and the South line of Lot 21 of said Brown & Sterling Subdivision for the Northwest corner of this tract. Said point being the Southwest corner of said Rolke Road.

THENCE: North 87°22'13" East along the North line of this tract, the South line of said Rolke Road, the South line of said Lot 21 and Lot 8, the South line of said Munson League, the North line of said 261.0209 acres and the North line of said Survey No. 39 for a distance of 38.28 feet the PLACE OF BEGINNING and containing within these boundaries 0.2434 of an acre or 10,603.44 square feet of land.

STATE OF TEXAS)
COUNTY OF LIBERTY)
DECLARATION EXHIBIT A)

Declaration of Easements, Covenants, Conditions and Restrictions as set forth in instrument recorded under Clerk's File No. 2014011033 of the Official Public Records of Liberty County, Texas, said easement containing 4.1911 acres and being more particularly described by metes and bounds as follows:

FIELD NOTES of a 4.1911 acre tract of land situated in the Elizabeth Munson League, Abstract 88, Liberty County, Texas. Said 4.1911 acres being out of and a part of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas and out of and a part of Lots 3, 4, 8, 9, 10 and 11 of the Brown & Sterling Subdivision as recorded in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas. Said 4.1911 acres being part of that same land described in Declaration of Easement, Covenants, Conditions and Restrictions by and between CMC Railroad, Inc. and TRT LeaseCo, LLC dated July 21, 2014 and recorded under County Clerk's File No. 2014011033 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

BEGINNING at a 6 inch metal post found in the South line of said Lot 8, the South line of said Munson League, the North line of said T. C. Railroad Company Survey No. 39 and the North line of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said point being the Southwest corner and POINT OF BEGINNING of this tract and the Southwest corner of said 9.43 acres and has a State Plane Coordinate Value of Y=10,011,205.18 and X=4,015,020.32.

THENCE: North 10°24'11" East along the West line of this tract and the West line of said 9.43 acres for a distance of 4107.36 feet to a 1/2 inch iron rod, with cap (BHA), set for the Northwest corner of this tract and the Northwest corner of said 9.43 acres.

THENCE: North 87°20'15" East along the North line of this tract and the North line of said 9.43 acres for a distance of 45.49 feet to a 1/2 inch iron rod, with cap (BHA), set for the Northeast corner of this tract.

Exhibit 10.4

THENCE: South 10°22'01" West along the East line of this tract for a distance of 1047.50 feet to a 6 inch railroad spike set for an angle point in said line.

THENCE: South 10°22'11" West along the East line of this tract for a distance of 977.48 feet to a 6 inch railroad spike set for an angle point in said line.

THENCE: South 10°23'15" West along the East line of this tract for a distance of 1010.23 feet to a 6 inch railroad spike set for an angle point in said line.

THENCE: South 10°23'22" West along the East line of this tract for a distance of 645.21 feet to a 6 inch railroad spike set for the BEGINNING POINT of a curve to the right, concave Westerly.

THENCE: Along and around said curve to the right, in a Southerly direction, along the East line of this tract, said curve having a radius of 2939.42 feet, a central angle of 07°30'31" and a chord bearing and distance of South 13°39'38" West 384.94 feet, for an arc length of 385.21 feet to a 6 inch railroad spike set for the TERMINATION POINT of said curve.

THENCE: South 21°28'44" West along the East line of this tract for a distance of 50.51 feet to a 6 inch railroad spike set in the South line of said 9.43 acres, the South line of said Munson League, the South line of said Lot 8, the North line of said 261.0209 acres and the North line of said Survey No. 39 for the Southeast corner of this tract.

THENCE: South 87°22'13" West along the South line of this tract, the South line of said Munson League, the South line of said Lot 8, the South line of said 9.43 acres, the North line of said 261.0209 acres and the North line of said Survey No. 39 for a distance of 14.76 feet to the PLACE OF BEGINNING and containing within these boundaries 4.1911 acres or 182,562.26 square feet of land.

STATE OF TEXAS)
COUNTY OF LIBERTY)
DECLARATION EXHIBIT B)

Declaration of Easements, Covenants, Conditions and Restrictions as set forth in instrument recorded under Clerk's File No. 2014011033 of the Official Public Records of Liberty County, Texas, said easement containing 0.8928 acre and being more particularly described by metes and bounds as follows:

FIELD NOTES of a 0.8928 of an acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 0.8928 of an acre being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said 0.8928 of an acre being part of that same land described in Declaration of Easement, Covenants, Conditions and Restrictions by and between CMC Railroad, Inc. and TRT LeaseCo, LLC dated July 21, 2014 and recorded under County Clerk's File No. 2014011033 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

BEGINNING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres. Said point being the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas and being the Northwest corner and POINT OF BEGINNING of this tract and has a State Plane Coordinate Value of Y=10,011,205.18 and X=4,015,020.32.

THENCE: North 87°22'13" East along the North line of this tract, the North line of said Survey No. 39, the North line of said 261.0209 acres, the South line of said Lot 8, the South line of said Munson League and the South line of said 9.43 acres for a distance of 34.65 feet to a 6 inch railroad spike set for the Northeast corner of this tract.

Exhibit 10.4

THENCE: South 17°28'06" West along the Northernmost East line of this tract for a distance of 33.60 feet to a 6 inch railroad spike set for the BEGINNING POINT of a curve to the right, concave Westerly.

THENCE: Along and around said curve to the right, in a Southerly direction, along the Northernmost East line of this tract, said curve having a radius of 1136.50 feet, a central angle of 04°05'28" and a chord bearing and distance of South 20°42'40" West 81.13 feet, for an arc length of 81.15 feet to a 6 inch railroad spike set for the TERMINATION POINT of said curve.

THENCE: South 23°17'21" West along the Northernmost East line of this tract for a distance of 107.19 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Easternmost Southeast corner of this tract.

THENCE: North 58°48'40" West along the Easternmost South line of this tract for a distance of 61.15 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: South 31°11'20" West along the Southernmost East line of this tract for a distance of 149.59 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Southernmost Southeast corner of this tract. Said point being the BEGINNING POINT of a curve to the left, concave Southwesterly.

THENCE: Along and around said curve to the left, in a Northwesterly direction, along the Westernmost South line of this tract, said curve having a radius of 45.63 feet, a central angle of 76°54'54" and a chord bearing and distance of North 38°55'41" West 56.76 feet, for an arc length of 61.26 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of this curve and the BEGINNING POINT of another curve to the left, concave Southerly.

THENCE: Along and around said curve to the left, in an Westerly direction, along the Westernmost South line of this tract, said curve having a radius of 174.15 feet, a central angle of 17°48'18" and a chord bearing and distance of North 86°17'17" West 53.90 feet, for an arc length of 54.12 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of said curve.

THENCE: South 87°05'47" West along the Westernmost South line of this tract for a distance of 73.53 feet to a 3/8 inch by 12 inch spike set for an angle point in said line.

THENCE: South 84°07'59" West along the Westernmost South line of this tract for a distance of 31.82 feet to a 3/8 inch by 12 inch spike set for the Southwest corner of this tract.

THENCE: North 54°55'20" East along the West line of this tract for a distance of 453.17 feet to the PLACE OF BEGINNING and containing within these boundaries 0.8928 of an acre or 38,888.70 square feet of land.

STATE OF TEXAS)
COUNTY OF LIBERTY)
DECLARATION EXHIBIT C)

Declaration of Easements, Covenants, Conditions and Restrictions as set forth in instrument recorded under Clerk's File No. 2014011033 of the Official Public Records of Liberty County, Texas, said easement containing 7.5073 acres and being more particularly described by metes and bounds as follows:

FIELD NOTES of a 7.5073 acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 7.5073 acres being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said 7.5073 acres being part of that same land described in Declaration of Easement, Covenants, Conditions and Restrictions by and between CMC Railroad, Inc. and TRT LeaseCo, LLC dated July 21, 2014 and recorded under County Clerk's File No. 2014011033 of the Official Public Records of Liberty County, Texas and is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

Exhibit 10.4

COMMENCING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres. Said point being the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said COMMENCING POINT has a State Plane Coordinate Value of Y=10,011,205.18 and X=4,015,020.32.

THENCE: South 54°55'20" West for a distance of 453.17 feet to a 3/8 inch by 12 inch spike set in the Easternmost North line of this tract for the POINT OF BEGINNING. Said BEGINNING POINT has a State Plane Coordinate Value of Y=10,010,944.80 and X=4,014,649.43.

THENCE: North 84°07'59" East along the Easternmost North line of this tract for a distance of 31.82 feet to 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 87°05'47" East along the Easternmost North line of this tract for a distance of 73.53 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the BEGINNING POINT of a curve to the right, concave Southerly.

THENCE: Along and around said curve to the right, in an Easterly direction, along the Easternmost North line of this tract, said curve having a radius of 174.15 feet, a central angle of 17°48'18" and a chord bearing and distance of South 86°17'17" East 53.90 feet, for an arc length of 54.12 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of this curve and the BEGINNING POINT of another curve to the right, concave Southwesterly. Said point being the Northernmost Northeast corner of this tract.

THENCE: Along and around said curve to the right, in a Southeasterly direction, along the Northeast line of this tract, said curve having a radius of 45.63 feet, a central angle of 76°54'54" and a chord bearing and distance of South 38°55'41" East 56.76 feet, for an arc length of 61.26 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of said curve at the Easternmost Northeast corner of this tract.

THENCE: South 31°11'20" West along the Northernmost East line of this tract for a distance of 378.21 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 28°23'03" West along the Northernmost East line of this tract for a distance of 117.71 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an exterior corner of this tract.

THENCE: North 61°36'57" West along an interior line of this tract for a distance of 28.12 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: South 28°23'03" West along an interior line of this tract for a distance of 45.21 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: South 61°36'57" East along an interior line of this tract for a distance of 28.12 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an exterior corner of this tract.

THENCE: South 28°23'03" West along the Southernmost East line of this tract for a distance of 456.93 feet to 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 32°12'06" West along the Southernmost East line of this tract for a distance of 27.23 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: South 32°12'03" West along the Southernmost East line of this tract for a distance of 209.96 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point for the Southernmost corner of this tract. Said point being the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve, in a Northerly direction, along the Southernmost West line of this tract, said curve having a radius of 485.48 feet, a central angle of 27°18'29" and a chord bearing and distance of North 10°08'47" East 229.20 feet, for an arc length of 231.39 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the TERMINATION POINT of said curve.

Exhibit 10.4

THENCE: North 02°56'33" West along the Southernmost West line of this tract for a distance of 835.03 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Westernmost Northwest corner of this tract.

THENCE: North 87°54'16" East along the Westernmost North line of this tract for a distance of 28.03 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 88°42'47" East along the Westernmost North line of this tract for a distance of 4.32 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an interior corner of this tract.

THENCE: North 11°48'16" East along the Northernmost West line of this tract for a distance of 14.95 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 28°12'44" East along the Northernmost West line of this tract for a distance of 15.31 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for an angle point in said line.

THENCE: North 47°42'39" East along the Northernmost West line of this tract for a distance of 9.99 feet to a 3/8 inch by 12 inch spike, with cap (BHA), set for the Northernmost Northwest corner of this tract.

THENCE: North 87°44'49" East along the Easternmost North line of this tract for a distance of 375.15 feet to the PLACE OF BEGINNING and containing within these boundaries 7.5073 acres or 327,018.72 square feet of land.

Exhibit 10.4

ADDENDUM A
State Specific Provisions

Power of Sale. Exercise of power of sale hereunder (including, without limitation, all posting, serving, filing and notice provisions) shall be subject to and in strict compliance with all applicable laws, including, without limitation, Section 51.002 of the Texas Property Code, as amended or replaced. Grantor shall have no right to direct the order in which the Property is sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Any sale thereafter must comply with said Section 51.002, including the notice provisions therein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied except a general warranty binding on Grantor. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof absent manifest error.

Deficiency Decree. Subject to Section 51.004 and 51.005 of the Texas Property Code, if at any judicial foreclosure proceeding the Property shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, Beneficiary shall be entitled to bring an action to recover the deficiency; and, to the extent permitted by applicable law, Grantor does hereby irrevocably consent to the appointment of a receiver for the Property and the property of Grantor found therein and of the rents, issues and profits thereof after such sale and until such deficiency decree is satisfied in full. If the Property shall be sold pursuant to the power of sale granted herein for a sum less than the Indebtedness Hereby Secured which is then outstanding and unpaid, Beneficiary shall be entitled to enforce the collection of such deficiency in the manner provided for by law, subject to Section 51.003 and 51.005 of the Texas Property Code.

Governing Law. The creation of this Deed of Trust, the perfection of the lien and security interest in the Property, the rights and remedies of Beneficiary with respect to the Property and any other matter required by Section 35.51(f)(1) of the Texas Business and Commerce Code to be determined thereby, as provided herein and by the laws of the State of Texas, shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law.
Texas Business and Commerce Code Section 26.02 Notice. This Deed of Trust and any other documents executed in connection herewith or therewith represent the final agreement among the Parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, there are no oral agreements among the Parties.
Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Grantor and Beneficiary with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Beneficiary or charged under the Notes for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, notwithstanding anything to the contrary in the Operative Agreements: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Operative Agreements shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Indebtedness Hereby Secured; and (b) if maturity is accelerated by reason of an election by Beneficiary, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Operative Agreements or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Indebtedness Hereby Secured.